EXHIBIT 1.1

LIBRO TRES DE SOCIEDADES MERCANTILES.

POLIZA NUMERO CINCO MIL SETECIENTOS TREINTA Y CUATRO.

EN MÉXICO DISTRITO FEDERAL, a catorce de Julio de dos mil tres, ante mi, MAURICIO OROPEZA ESTRADA, Corredor Público número catorce del Distrito Federal, compareció el señor OTHON FRÍAS CALDERÓN, en representación de “TV AZTECA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE y dijo:

Que solicita del suscrito Corredor, haga constar la formalización en lo conducente del Acta de Asamblea General Ordinaria de Accionistas de la Sociedad de referencia, celebrada en México, Distrito Federal, el treinta de abril de dos mil tres a las once horas.

ACTA QUE SE FORMALIZA

El acta de asamblea respectiva obra en el libro de actas correspondiente, de fojas ochenta y siete anverso a la ochenta y nuevo anverso inclusive, la cual a continuación transcribo en lo conducente:

“TV AZTECA, S.A. DE C.V”

ASAMBLEA GENERAL ORDINARIA DE ACCIONISTAS

30 DE ABRIL DE 2003

En Periférico Sur 4121, colonia Fuentes del Pedregal, en la Ciudad de México, Distrito Federal, domicilio social de TV Azteca, S.A. de C.V., a las 11:00 horas del 30 de abril de 2003, se reunieron los accionistas de la Sociedad, cuyo nombre y firma aparecen en la lista de asistencia adjunta, con el fin de celebrar una Asamblea General Ordinaria de Accionistas, a la cual fueron previamente convocados según publicación realizada en el periódico “El Universal”, el 11 de abril de 2003, copia de la cual se agrega al legajo de la presente acta como Anexo “A”: formando parte integral de la misma.

Asimismo, se encontraba presente, el Comisario de la Sociedad, contador publico Luis Moiron Llosa.

En ausencia del señor Ricardo Benjamín Salinas Pliego, Presidente del Consejo de Administración, por designación de los presentes presidio la Asamblea el señor Francisco Xavier Borrego Hinojosa Linage y como secretario, el señor Juan Bruno Rangel Knoderer.

En cumplimento de lo establecido en el articulo 14Bis 3 fracción VI inciso c) de la Ley del Mercado de Valores, el Secretario del Consejo certificó que el mismo se cercioró de que los formularios de cartas de poder estuvieron a disposición de los intermediarios con 15 días antes de la celebración de la presente asamblea.

Asimismo, el Presidente designó escrutadores al señor Othón Frías Calderón y Maria del Sagrario Sánchez Colorado, quienes aceptaron el cargo y en el desempeño del mismo prepararon la lista de asistencia, que se agrega como Anexo “B” a esta acta de Asamblea y de la que se desprende que se encontraban representadas el 90.65% (noventa punto sesenta y cinco por ciento) de las acciones de la Serie “A” que integran el capital social de TV Azteca, S.A. de C.V.

En virtud de lo anterior, el Presidente declaró la Asamblea General Anual Ordinaria legalmente constituida en términos de las Cláusulas Vigésimo Quinta y Vigésimo Sexta de los Estatutos Sociales y pidió al Secretario diese lectura al siguiente:

ORDEN DEL DIA

...X. Autorización de la compulsa de los estatutos de la Sociedad.

...Acto seguido, se procedió al desahogo del Orden del Dia:

...PUNTO DIEZ.– En relación con el punto décimo del Orden del Dia, el presidente comentó a los accionistas que en cumplimiento con lo establecido en las “Disposiciones de carácter general aplicables a las emisoras de valores y a otros participantes del mercado de valores” se proponía la aprobación de la compulsa de los estatutos de la sociedad, realizada con motivo de la reforma a dichos estatutos la cual fue aprobada por la Asamblea General Extraordinaria de Accionistas celebrada el 4 de septiembre de 2001.

Una vez analizado lo anterior, los accionistas por mayoría de votos adoptaron la siguiente:

RESOLUCION

“Se aprobó la compulsa de los estatutos de la sociedad, realizada con motivo de lo reforma a dichos estatutos la cual fue aprobada por la Asamblea General Extraordinaria de Accionistas celebrada el 4 de septiembre de 2001.”

…No habiendo otro asunto que tratar, se dio por terminada la Asamblea, levantándose para constancia esta acta que firman Presidente, Secretario y Comisario de la Sociedad.

PRESIDENTE. - Rúbrica. – Francisco X. Borrego Hinojosa L. – SECRETARIO. – Rúbrica. – Juan Bruno Rangel Knoderer. – COMISARIO.- Rúbrica.- C.P. Luis Moiron Llosa.”

Expuesto lo anterior, el compareciente otorga las siguientes:

CLAUSULAS

PRIMERA.- Hago constar la formalización en lo conducente del Acta de Asamblea General Ordinaria de Accionistas de TV AZTECA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada en México, Distrito Federal, el treinta de abril de dos mil tres a las once horas, en los términos anteriormente transcritos.

SEGUNDA.- Con motivo de lo anterior, hago constar la compulsa de los Estatutos Sociales vigentes de TV AZTECA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, en los términos anteriormente expuestos, mismos que a continuación transcribo y que son del tenor literal siguiente:

“ESTATUTOS SOCIALES DE TV AZTECA,

SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE

DENOMINACION

PRIMERA. – La sociedad se denominará “TV AZTECA”, cuya denominación irá siempre seguida de las palabras “SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, o de su abreviatura, “S.A.de C.V.”.

DOMICILIO

El domicilio de la sociedad es México, Distrito Federal, pero podrá establecer sucursales o agencies y elegir domicilios convencionales en cualquier otro lugar de la Republica Mexicana o del extranjero, sin que por ello se entienda cambiado su domicilio social.

DURACION

TERCERA.- La duración de la sociedad es de noventa y nueve anõs contados a partir de la fecha de inscripción de la escritura constitutiva en el Registro Público de la Propiedad y del Comercio.

OBJETO

CUARTA.- El objeto de la sociedad es:

1.-Promover, constituir, organizar, explotar y tomar participación en el capital y patrimonio de todo género de sociedades mercantiles, civiles, asociaciones o empresas industriales, comerciales de servicios o de cualquier otra índole, tanto nacionales como extranjeras, así como participar en su administración o liquidación.

2.- Recibir de otras sociedades y personas, así como proporcionar a aquellas sociedades en las que sea socio o accionista o a otras sociedades, todos aquellos servicios que sean necesarios para el logro de sus finalidades, tales como servicios legales, administrativos, financieros de tesorería, auditoria, mercadotecnia, preparación de balances y presupuestos, elaboración de programas y manuales; análisis de resultados de operación, evaluación de información sobre productividad y de posibles financiamientos, y la preparación de estudios acerca de la disponibilidad de capital, entre otros.

3.- Adquirir acciones, intereses o participaciones en otras sociedades mercantiles o civiles, ya sea formando parte en su constitución o adquiriendo acciones o participaciones en las ya constituidas, así como enajenar o negociar tales acciones o participaciones y todo tipo de título valor permitido porla ley.

4.- Prestar, contratar y recibir toda clase de servicios técnicos, consultivos, de capacitación y de asesoría y celebrar contratos o convenios para la realización de estos fines.

5.- Celebrar todo tipo de convenios con el Gobierno Federal o los gobiernos locales o con entidades públicas o privadas, personas físicas o morales, nacionales o extranjeras.

6.- Emitir, suscribir, aceptar, endosar y avalar títulos de crédito, valores mobiliarios y otros documentos que la Ley permita.

7.- Adquirir, enajenar, arrendar, subarrendar, y otorgar el uso, goce, disposición o en general la explotación de toda clase de bienes muebles o inmuebles, incluyendo sus partes o accesorios.

8.- Proporcionar o recibir toda clase de asistencia o servicios técnicos y profesionales.

9.- Realizar, supervisar o contratar por cuenta propia o de terceros, toda clase de construcciones, edificaciones, conjuntos inmobiliarios, fraccionamientos, edificios o instalaciones para oficinas o establecimientos de empresas comerciales, industriales, deportivas, turísticas, así como para habitaciones.

10.- Obtener y conceder todo tipo de préstamos otorgando y recibiendo garantías especificas, emitir obligaciones y pagarés, aceptar, girar, endosar o avalar toda clase de títulos de crédito y otros documentos que amparen derechos de crédito y otorgar fianzas o garantías de cualquier clase, respecto de las obligaciones contraídas o de los títulos emitidos o aceptados por terceros.

11.- Registrar, comprar, arrendar, ceder, renovar, comprobar el uso y disponer de marcas, patentes, certificados de invención, nombres comerciales, dibujos industriales, avisos comerciales registros de modelos, derechos de autor, invenciones y procesos y todos los demás derechos de propiedad industrial e intelectual.

12.- Adquirir en propiedad o en arrendamiento toda clase de bienes muebles o inmuebles, así como derechos reales o personales sobre ellos, que sean necesarios o convenientes para su objeto social o para las operaciones de las sociedades mercantiles o civiles, asociaciones o instituciones, en las que la sociedad tenga interés o participación.

13.- Establecer, arrendar, operar y poseer plantas, fábricas, talleres, bodegas, instalaciones, oficinas y agencias, así como institutos y escuelas de capacitación o consultoría en México o en el extranjero, en términos de la legislación aplicable.

14.- Actuar como comisionista, mediador, distribuidor o intermediario y aceptar el desempeño de representaciones de negociaciones de toda especie.

15.- Otorgar garantías en cualquier forma permitida por la ley, en relación con obligaciones contraídas por la sociedad o por terceras personas.

16.- En general, realizar todo genero de actos de comercio y celebrar todo tipo de contratos y convenios, así como operaciones de cualquier naturaleza que sean convenientes para la realización de los objetos anteriores, en los términos de Ley.

NACIONALIDAD

QUINTA.- La sociedad es de nacionalidad mexicana. Salvo por lo dispuesto en el Capítulo Segundo, Titulo Quinto, de la Ley de Inversión Extranjera y en la Cláusula Sexta de estos estatutos, ninguna persona extranjera, física o moral, podrá tener participación social alguna o ser propietaria de acciones de la sociedad.

Si por algún motivo, alguna de las personas mencionadas anteriormente, por cualquier evento llegare a adquirir una participación social o a ser propietaria de una o más acciones, contraviniendo así lo establecido en la párrafo que antecede, se conviene desde ahora en que dicha adquisición será nula, y, por lo tanto, cancelada y sin valor alguno la participación social de que se trate y los títulos que representen, teniéndose por reducido el capital social en una cantidad igual al valor de la participación cancelada.

CAPITAL SOCIAL Y ACCIONES

SEXTA. El capital social es variable. El capital mínimo fijo sin derecho a retiro es la cantidad de $1,626,612,147.00 M.N. (UN MIL SEISCIENTOS VEINTISÉIS MILLONES SEISCIENTOS DOCE MIL CIENTO CUARENTA Y SIETE PESOS 00/100 Moneda Nacional), representado por acciones comunes, ordinarias, de la Serie “A” y por acciones de voto limitado de las Series “D-A”, “D-L” y “L”, todas sin expresión de valor nominal. La porción variable no tendrá límite y estará representada por acciones de iguales características.

Las acciones representativas del capital social podrán estar divididas en cuatro

(4) Series como sigue:

a) La Serie “A”, que estará integrada por acciones comunes, ordinarias de voto pleno, sin expresión de valor nominal, y representarán en todo momento la mayoría del capital social y hasta un cincuenta y uno por ciento del mismo.

Las acciones de la serie “A” únicamente podrán ser suscritas o adquiridas por:

1. Personas físicas de nacionalidad mexicana;

2. Sociedades mexicanas cuya escritura social contenga cláusula de exclusión de extranjeros de las que sólo podrán ser accionistas personas físicas mexicanas y sociedades mexicanas cuya escritura social contenga, a su vez, cláusula de exclusión de extranjeros;

3. Instituciones de crédito mexicanas actuando como fiduciarios, en fideicomisos en los cuales los fideicomisarios sean personas físicas y/o sociedades mexicanas de las mencionadas en los puntos uno y dos anteriores o en fideicomisos en los cuales los fideicomisarios sean personas físicas extranjeras y/o sociedades mexicanas con cláusula de admisión de extranjeros, siempre y cuando se cumplan las disposiciones legales aplicables en materia de inversión extranjera;

4. Instituciones mexicanas de crédito, de fianzas, de seguros, empresas de factoraje financiero y sociedades mexicanas de inversión con cláusula de exclusión de extranjeros;

5. Fideicomisos para fondos de asignación de acciones y planes de retiro para empleados y trabajadores mexicanos; y

La sociedad en ningún caso admitirá directamente como accionistas tenedores de acciones de la serie “A” a inversionistas extranjeros ni a sociedades mexicanas sin cláusula de exclusión de extranjeros. En caso de que dichos inversionistas o sociedades llegaren a adquirir directamente acciones de la serie “A”, la sociedad no les reconocerá en absoluto derecho alguno de accionistas.

b) La serie “D-A”, que estará integrada por acciones de voto limitado a que se refiere el articulo ciento trece de la Ley General de Sociedades Mercantiles, las cuales gozarán de un dividendo preferente del cinco por ciento sobre el valor teórico de cada acción, entendiéndose por dicho valor teórico el cociente de dividir el capital social pagado entre el número total de acciones pagadas de la sociedad.

Las acciones serie “D-A” tendrán derecho de voto en los siguientes casos: (i) prórroga de la duración de la sociedad, (ii) disolución anticipada de la sociedad, (iii) cambio de objeto de la sociedad, (iv) cambio de nacionalidad de la sociedad, (v) transformación de la sociedad y (vi) fusión con otra sociedad.

Las acciones serie “D-A” serán canjeadas por acciones comunes y ordinarias de la Serie “A”, sin expresión de valor nominal y representativas del capital social minimo fijo, en un plazo de diez años contados a partir de la constitución del fideicomiso para la emisión de Certificados de Participación Ordinarios no Amortizables, en donde se encuentren depositadas las acciones de la Serie “D-A”.

Las acciones serie “D-A” podrán representar más del veinticuatro punto cinco por ciento del capital social, pero en ningún caso podrán representar hasta el veinticinco por ciento del capital social.

Las acciones de la serie “D-A” únicamente podrán ser suscritas o adquiridas por:

1. Personas fisicas de nacionalidad mexicana;

2. Sociedades mexicanas cuya escritura social contenga cláusula de exclusión de extranjeros de las que sólo podrán ser accionistas personas fisicas mexicanas y sociedades mexicanas cuya escritura social contenga, a su vez, cláusula de exclusión de extranjeros;

3. Instituciones de crédito mexicanas actuando como fiduciarios, en fideicomisos en los cuales los fideicomisarios sean personas fisicas y/o sociedades mexicanas de las mencionadas en los puntos uno y dos anteriores o en fideicomisos en los cuales los fideicomisarios sean personas fisicas extranjeras y/o sociedades mexicanas con cláusula de admisión de extranjeros, siempre y cuando se cumplan las disposiciones legales aplicables en materia de inversión extranjera;

4. Instituciones mexicanas de crédito, de fianzas, de seguros, empresas de factoraje financiero y sociedades mexicanas de Inversión con cláusula de exclusión de extranjeros;

5. Fideicomisos para fondos de asignación de acciones y planes de retiro para empleados y trabajadores mexicanos; y

La sociedad en ningún caso admitirá directamente como accionistas tenedores de acciones de la serie “D-A” a inversionistas extranjeros ni a sociedades mexicanas sin cláusula de exclusión de extranjeros. En caso de que dichos inversionistas o sociedades llegaren a adquirir directamente acciones de la serie “D-A”, la sociedad no les reconocerá en absoluto derecho alguno de accionistas.

c) La serie “D-L”, que estará integrada por acciones de voto limitado a que se refiere el articulo ciento trece de la Ley General de Sociedades Mercantiles, las cuales seran de libre suscripción y gozarán de un dividendo preferente del cinco por ciento sobre el valor teórico de cada acción, entendiéndose por dicho valor teórico el cociente de dividir el capital social pagado entre el número total de acciones pagadas de la sociedad.

Las acciones de la serie “D-L”, podrán representar más del veinticuatro punto cinco por ciento del capital social, pero en ningún caso podrán representar hasta el veinticinco por ciento del capital social.

Las acciones de la serie “D-L” tendrán derecho de voto en los siguientes casos: (i) prórroga de la duración de la sociedad, (ii) disolución anticipada de la sociedad, (iii) cambio de objeto de la sociedad, (iv) cambio de nacionalidad de la sociedad, (v) transformación de la sociedad y (vi) fusión con otra sociedad.

Las acciones serie “D-L” serán canjeadas por acciones serie “L”, sin expresión de valor nominal y representativas del capital social minimo fijo, en un plazo de diez años contados a partir de la constitución del fideicomiso para la emisión de Certificados de Participación Ordinarios no Amortizables, en donde se encuentren depositadas las acciones.

Las acciones de la serie “D-L” se consideraran inversión neutra y no se computará para efecto de determinar el monto y proporción de la participación de los inversionistas extranjeros en el capital de la sociedad, en los términos de to dispuesto por la Ley de inversión Extranjera.

d) Las acciones de la serie “L” serán emitidas de conformidad con lo dispuesto por la fracción II del articulo 14 Bis 3 de la Ley del Mercado de Valores, y serán de voto restringido, no pudiendo representar, por ningún motivo, más del veinticuatro punto cinco por ciento del capital social.

Las acciones de la serie “L” tendrán derecho de voto en los siguientes casos: (i) transformación de la sociedad, (ii) fusión de la sociedad cuando ésta sea la fusionada, (iii) cancelación del registro de las acciones serie “L” en el Registro National de Valores y en las bolsas de valores donde éstas se encuentran listadas.

Dicha emisión ha sido debidamente autorizada por la Comisión Nacional Bancaria y de Valores.

Las acciones de la serie “L” serán de libre suscripción y podrán ser adquiridas por cualquier persona fisica o moral, nacional o extranjera, siempre y cuando se cumplan las disposiciones legales aplicables en materia de inversión extranjera.

Las acciones de la serie “L” se considerarán inversión neutra y no se computará para efecto de determinar el monto y proporción de la participación de los inversionistas extranjeros en el capital de la sociedad, en los términos de lo dispuesto por la Ley de Inversión Extranjera.

EMISION DE ACCIONES PARA SU OFERTA PUBLICA

SEPTIMA. La sociedad podrá emitir acciones no suscritas de cualquier serie o clase que integren el capital social, las cuales se conservarán en la tesoreria de la sociedad para ser entregadas en la medida que se realice su suscripción.

Asimismo, previa autorización expresa de la Comisión Nacional Bancaria y de Valores, la sociedad podrá emitir acciones no suscritas para su colocación en el público, siempre que se mantengan en custodia en una institución para el depósito de valores y se cumplan las condiciones previas al efecto por el artículo 81 de la Ley del Mercando de Valores.

En la asamblea extraordinaria de accionistas en la que se decrete la emisión de acciones no suscritas, deberá hacerse renuncia expresa al derecho de preferencia a que se refiere al artículo 132 de la Ley General de Sociedades Mercantiles.

Habiendo quórum en los términos de los estatutos sociales, el acuerdo que se tome producirá todos sus efectos, alcanzando a los accionistas que no hayan asistido a la asamblea, por lo que la sociedad quedará en libertad de colocar las acciones entre el público, sin hacer la publicación a que se refiere el artículo mencionado en el párrafo anterior. Cuando una minoría, que represente cuando menos el veinticinco por ciento (25%) del capital social con derecho de voto, vote, en contra de la emisión de acciones no suscritas, dicha emisión no podrá llevarse a cabo.

En la convocatoria en la que se cite a asamblea general extraordinaria, se deberá hacer notar expresamente que se reúne para los fines precisados en el artículo 81 de la Ley del Mercado de Valores, haciendo mención especial de lo establecido en la Fracción X de ese mismo artículo.

Cualquier accionista que vote en contra de las resoluciones durante la asamblea, tendrá derecho a exigir de la sociedad la colocación de sus acciones, al mismo precio en el que se ofrezcan al público las acciones materia de la emisión. La sociedad tendrá obligación de colocar en primer lugar las acciones pertenecientes a los accionistas inconformes.

DERECHOS DE LOS ACCIONISTAS

OCTAVA.– Dentro de sus respectivas series y clases, cada acción conferirá iguales derechos y obligaciones a sus tenedores, salvo por el derecho de retiro del que gozarán los titulares de acciones representativas de la parte variable del capital social. Cada acción conferirá derecho a un voto en las asambleas de accionistas, de conformidad con los derechos de voto que cada Serie y Subserie de acciones confiera a su tenedor.

ADQUISICION DE ACCIONES PROPIAS

NOVENA – La sociedad podrá adquirir acciones representativas de su capital social a través de la bolsa de valores en que operen y cuyos valores se encuentren inscritos en los términos de la Ley del Mercado de Valores, al precio corriente en el mercado, sin que le sea aplicable el artículo ciento treinta y cuatro de la Ley General de Sociedades Mercantiles. La adquisición de acciones propias se realizará con cargo al capital contable en tanto pertenezcan dichas acciones a la propia emisora o, en su caso, al capital social en el evento de que se resuelva convertirlas en acciones de tesoreria, en cuyo supuesto, no se requerirá de resolución de la asamblea de accionistas.

La asamblea general ordinaria de accionistas deberá acordar expresamente para cada ejercicio social, el monto máximo de recursos que podrá destinarse a la compra de acciones propias, con la única limitante de que la sumatoria de los recursos que puedan destinarse a ese fin, en ningún caso exceda el saldo total de las utilidades netas de la sociedad, incluyendo las retenidas.

Al realizarse la compra de acciones propias en el evento de que se resuelva convertirlas en acciones de tesoreria, se reducirá el capital social, en la fecha de adquisición, por una cantidad igual al valor teórico de las acciones recompradas (entendiéndose por dicho valor teórico el cociente resultante de dividir el capital social pagado entre el número de acciones liberadas de la sociedad); el excedente entre el valor teórico de las acciones y el precio de mercado al cual se adquirieran se cargará a la reserva para adquisición de acciones propias. En el supuesto de que la compra, con cargo al capital social, de acciones propias se realice a un precio inferior a su valor teórico, el capital social se reducirá por la cantidad equivalente al valor teórico de las acciones compradas. La sociedad conservará dichas acciones en su tesorería.

Las acciones de tesorería podrán ser colocadas entre el público y su producto se aplicará a aumentar el capital social por la cantidad equivalente al valor teórico de las propias acciones; en caso de existir algún excedente entre el valor teórico y el precio al cual se coloquen las acciones, éste deberá aplicarse a la reconstitución de la reserva para adquisción de acciones propias. La ganancia que se genere por la diferencia entre el producto de la colocación de las acciones de tesorería y el precio al cual se adquirieron estas en el mercado, deberá registrarse en la cuenta de prima por suscripción de acciones.

En tanto pertenezcan las acciones a la sociedad emisora, no podrán ser representadas en asambleas de accionistas de cualquier clase.

Las disminuciones y aumentos del capital social derivados de la compra y colocación de acciones propias, no requerirá resolución de asamblea de accionistas ni del Consejo de Administración.

REGISTRO DE ACCIONISTAS

DECIMA.- La sociedad deberá llevar un libro de registro de acciones nominativas, de acuerdo con los articulos 128 y 129 de la Ley General de Sociedades Mercantiles. El libro de registro podrá ser llevado, ya sea por el secretario del Consejo de Administracion de la sociedad, por una institución para el depósito de valores, por una institución de crédito o por la persona que indique el Consejo de Administración, que actué por cuenta y nombre de la sociedad como agente registrador.

El libro de registro de acciones nominatives permanecerá cerrado durante los periodos comprendidos desde el dia hábil anterior a la celebración de cualquier asamblea de accionistas hasta e incluyendo la fecha de celebración de la asamblea que corresponda. Durante tales periodos no se hará inscripción alguna en el libro.

La sociedad considerará como tenedor legítimo a quien aparezca inscrito en el libro de registro de acciones nominativas.

PROHIBICION PARA QUE LAS SUBSIDIARIAS ADQUIERAN ACCIONES

DECIMO PRIMERA. – Las sociedades de las cuales esta sociedad sea titular de la mayoría de sus acciones o partes sociales, no deberán directa o indirectamente adquirir acciones representativas del capital social de esta sociedad, ni de ninguna otra sociedad que sea accionistas mayoritaria de esta sociedad o que, sin serlo, tengan aquellas conocimiento de que es accionistas, en cualquier porcentaje, excepto en el caso de que tales sociedades adquieran acciones de ésta, para cumplir con opciones o planes de venta otorgados o diseñados, o que puedan otorgarse o diseñarse en favor de empleados o funcionarios de dichas sociedaded o de esta sociedad.

AUMENTOS DEL CAPITAL SOCIAL

DECIMA SEGUNDA – Con excepción de los aumentos del capital social derivados de la colocación de acciones de tesorería a que se refiere la cláusula Novena anterior, los aumentos del capital social se efectuarán por resolución de la asamblea ordinaria o extraordinaria de accionistas, según sea el caso, conforme a las reglas previstas en esta cláusula.

Los aumentos de la parte minima fija sin derecho a retiro del capital social, salvo los que deriven de la colocación de acciones propias adquiridas en los términos de la cláusula Novena anterior, se harán por resolucíón de la asamblea general extraordinaria de accionistas, con la consecuente reforma de estos estatutos.

Los aumentso de la parte variable del capital social, salvo los que se deriven de la colocación de acciones propias adquiridas en los términos de la cláusula Novena anterior, podrán efectuarse por resolución de la asamblea general ordinaria de accionistas, con la única formalidad de que el acta correspondiente sea protocolizada ante notario público, sin necesidad de inscribir la escritura respectiva en el Registro Público de Comercio.

Al tomarse los acuerdos respectivos, la asamblea de accionistas que decrete el aumento, o cualquier asamblea de accionistas posterior, fijará los términos y bases en los que deba de llevarse a cabo dicho aumento.

Las acciones que por resolución de la asamblea que decrete su emisión deban entregarse a medida que se realice su suscripción, podrán ser ofrecidas para subscripción y pago por el Consejo de Administración o por el delegado o los delegados especiales, de acuerdo con las facultades que a éstos hubiese otorgado la asamblea de accionistas, respetando en todo caso los derechos de preferencia que establece la cláusula Décima Tercera siguiente.

Los aumentos de capital podrán efectuarse mediante capitalización de cuentas del capital contable a que se refiere el Artículo ciento dieciséis de la Ley General de Sociedades Mercantiles o mediante pago en efectivo o en especie, o por capitalización de pasivos. En los aumentos de cuentas del capital contable, todas las acciones tendrán derecho a la parte proporcional que les corresponda de las acciones que se emitan para amparar el aumento.

Salvo por los aumentos del capital social derivados de la colocación de acciones priopias adquiridas por la sociedad en los términos de la cláusula Novena de estos estatutos sociales, todo aumento del capital social deberá inscribirse en el registro que a tal efecto llevará la sociedad o las personas a que se refiere la cláusula Décima de estos estatutos por cuenta de la sociedad.

DERECHO DE PREFERENCIA

DECIMO TERCERA – En los aumentos por pago en efectivo, los accionistas tendrán preferencia para suscribir las nuevas acciones que se emitan o se pongan en circulación para representar el aumento, en proporción al número de acciones de que sean titulares dentro de la respectiva Serie o Clase al momento de decretarse el aumento de que se trate. Este derecho deberá ejercitarse dentro del plazo que para tal efecto establezca la asamblea que decrete el aumento, el cual en ningún caso podrá ser inferior a quince días naturales contados a partir de la fecha de publicación del aviso correspondiente en el periódico oficial del domicilio social y en uno de los periódicos de mayor circulación en el propio domicilio social. El derecho de preferencia a que se hace mención en esta cláusula no corresponderá a los accionistas en relación con las acciones que se emitan o se mantengan en tesorería (i) con motivo de la fusión de la sociedad; (ii) para la conversión de obligaciones, y (iii) para la colocación de acciones propias adquiridas en los términos de la cláusula Novena de estos estatutos sociales. Asimismo, para el caso de oferta pública en los términos del articulo 81 de la Ley del Mercado de Valores y la Cláusula Séptima de estos estatutos sociales, los accionistas deberán hacer renuncia expresa del derecho de preferencia citado y habiendo quórum en la asamblea correspondiente, los acuerdos producirán todos sus efectos, alcanzando a los accionistas que no hayan asistido a la asamblea.

En caso de que después de la expiración del plazo durante el cual los accionistas deberían de ejercitar el derecho de preferencia que se les otorga en esta cláusula, aún quedasen sin suscribir algunas acciones, éstas podrán ser ofrecidas para su inscripción y pago, en las condiciones y plazos que determine la propia asamblea que hubiese decretado el aumento del capital, o en los términos en que disponga el consejo de Administración o los delegados designados por la Asamblea a dicho efecto, en el entendido de que el pecio al cual se ofrezcan las acciones a terceros no podrá ser menor a aquel al cual fueron ofrecidas a los accionistas de la sociedad para suscripción y pago.

DISMINUCION DEL CAPITAL SOCIAL

DECIMA CUARTA – Con excepción de las disminuciones del capital social derivadas del ejercicio del derecho de retiro a que se refiere esta cláusula y las que se deriven de la adquisición de acciones propias a que se refiere la cláusula Novena anterior, el capital social podrá ser disminuido por acuerdo de la asamblea ordinaria o extraordinaria de accionistas, según sea el caso, conforme a las reglas previstas en esta cláusula. Las disminuciones de la parte minima fija sin derecho a retiro del capital social se harán por resolución de la asamblea general extraordinaria de accionistas y la consiguiente reforma de estos estatutos, cumpliendo, en todo caso, con lo ordenado por el articulo Noveno de la Ley General de Sociedades Mercantiles.

Las disminuciones de la parte variable del capital, salvo las derivadas del ejercicio del derecho de retiro y las que se deriven de la adquisición de acciones propias a que se refiere la cláusula Novena anterior, podrán efectuarse por resolución de asamblea ordinaria de accionistas, con la única formalidad de que el acta correspondiente sea protolizada ante notario público, sin necesidad de inscribir la escritura respectiva en el Registro Público de Comercio.

Las disminuciones del capital social podrán efectuarse para absorber pérdidas, para reembolsar a los accionistas o liberarlos de exhibiciones no realizadas, en el caso de que se ejercite el derecho de retiro de acciones de la parte variable, o como consecuencia de la adquisición de acciones propias en los términos que se establecen en la cláusula Novena de estos estatutos sociales.

Las disminuciones del capital para absorber pérdidas se efectuarán proporcionalmente en la parte mínima fija sin derecho a retiro y en la parte variable del capital, sin que sea necesario cancelar acciones, en virtud de que éstas no contienen expresión de valor nominal.

En el supuesto de que se realicen reducciones del capital social por reembolso a los accionistas, el reembolso se hará en forma proporcional entre éstos, en el entendido de que el precio de reembolso no podrá ser inferior al valor contable de las acciones de acuerdo al último estado de posición financiera que haya sido aprobado por la asamblea general ordinaria.

La disminución del capital social como consecuencia de que un accionista propietario de acciones representativas de la parte variable del capital social, ejercite su derecho de retirar total o parcialmente su aportación representada por las acciones de que sea tenedor, además de ceñirse a lo ordenado en los articulos doscientos veinte y doscientos veintiuno de la Ley General de Sociedades Mercantiles, surtirá sus efectos en la fecha de terminación del ejercicio anual en curso, si la notificación de la decisión de ejercitar el derecho de retiro se efectuare antes del último trimestre de dicho ejercicio y en la fecha de cierre del ejercicio anual inmediato siguiente, si tal notificación se efectuare después. El reembolso de las acciones objeto del retiro se efectuará al valor que resulte más bajo entre: (i) el noventa y cinco por ciento del valor de cotización en bolsa, obtenido del promedio de operaciones que se hayan efectuado durante los treinta días en que hayan cotizado las acciones de la sociedad, anteriores a la fecha en que el retiro deba surtir sus efectos, o (ii) el valor contable de las acciones, de acuerdo al estado de posición financiera aprobado por la asamblea ordinaria de accionistas correspondientes al ejercicio en que las separación deba surtir sus efectos.

El pago del reembolso será exigible a las sociedad a partir del día siguiente a la celebración de la asambela ordinaria de accionistas que haya aprobado el estado de posición financiera correspondiente al ejercicio social en que el retiro deba surtir sus efectos.

Salvo por las disminuciones del capital social derivadas de la adquisición de acciones propias compradas por la sociedad en los términos de la cláusula Novena de estos estatutos sociales, toda disminución del capital social deberá de inscribirse en el Registro que para tal efecto llevará la sociedad o las personas mencionadas en la cláusula Décima de estos estatutos sociales, por cuenta de la sociedad.

AMORTIZACIÓN DE ACCIONES

CON UTILIDADES REPARTIBLES

DÉCIMO QUINTA.- La asamblea general extraordinaria podrá resolver la amortización de acciones con utilidades repartibles sin disminuir el capital social, cumpliendo lo previsto por el artículo 136 de la Ley General de Sociedades Mercantiles, en el caso de acciones que coticen en una bolsa de valores, mediante la adquisición de las propias acciones en la bolsa de que se trate, de acuerdo al sistema, precios términos y demás condiciones que para ese efecto acuerde la asamblea correspondiente, la cual podrá delegar esa facultad en el Consejo de Administración o en delegados especiales.

Las acciones amortizadas quedarán anuladas y los títulos correspondientes deberán cancelarse.

CANCELACIÓN DE INSCRIPCIÓN EN EL

REGISTRO NACIONAL DE VALORES E INTERMEDIARIOS

DÉCIMA SEXTA. En el evento de cancelación de la inscripción de las acciones representativas del capital de la sociedad en la Sección de Valores del Registro Nacional de Valores, ya sea por solicitud de la propia sociedad o por resolución adoptada por la Comisión Nacional Bancaria y de Valores en términos de Ley, los accionistas que detenten el control de la sociedad asumen la obligación de hacer oferta pública de compra, previamente a la cancelación y al precio que resulte más alto del promedio del cierre de las operaciones que se hayan efectuado durante los treinta días en que hubieran cotizado las acciones, previos a la fecha de la oferta o bien, al valor contable de la acción de acuerdo al último reporte trimestral presentado ante al propia Comisión Nacional Bancaria y de Valores y la Bolsa Mexicano de Valores, S.A. de C.V., antes de la oferta.

Para modificar esta cláusula, se requiere de la celebración de una asamblea general extraordinaria de accionistas en la que el quórum de votación será del NOVENTA Y CINCO POR CIENTO del capital social y se requerirá de la aprobación previa de la Comisión Nacional Bancaria y de Valores. Los accionistas mayoritarios de la sociedad no quedarán obligados a llevar a cabo la oferta pública mencionada, si se acredita el consentimiento de la totalidad de los accionistas para la cancelación registral citada.

TÍTULOS Y CERTIFICADOS

DÉCIMO SEPTMA.- Los títulos definitivos o los certificados provisionales que representen a las acciones serán nominativos y podrán amparar una o más acciones, contendrán las menciones a que se refiere el Artículo 125 de la Ley General de Sociedades Mercantiles, la indicación de la Serie o Clase a la que correspondan, llevarán inserto el texto de la cláusula Quinta de estos estatutos y serán suscritos por dos miembros propietarios del Consejo de Administración.

Las firmas de los mencionados administradores podrán ser autógrafas o bien impresas en facsímil, a condición, en este último caso, de que se deposite el original de las firmas respectivas en el Registro Público de Comercio del domicilio social. En el caso de los títulos definitivos, éstos podrán llevar adheridos los cupones nominativos numerados que determine el Consejo de Administración.

ASAMBLEAS DE ACCIONISTAS

DÉCIMO OCTAVA.- La asamblea general de accionistas es el órgano supremo de la sociedad. Las asambleas de accionistas serán generales o especiales. Las asambleas generales son ordinarias y extraordinarias. Serán asambleas extraordinarias las convocadas para tratar cualquiera de los asuntos indicados en el Articulo 182 de la Ley General de Sociedades Mercantiles o para acordar la amortización de acciones con utilidades repartibles; todas las demás serán las asambleas ordinarias.

CONVOCATORIAS

DÉCIMA NOVENA. Las convocatorias para asambleas de accionistas deberán ser hechas por el Consejo de Administración, el Secretario del propio Consejo, dos consejeros del mismo o por los Comisarios. Los accionistas que representan por lo menos el diez por ciento del capital social podrán pedir por escrito, en cualquier momento, que el Consejo de Administración o los Comisarios convoquen a una asamblea de accionistas para discutir los asuntos que especifiquen en su solicitud, siempre y cuando se trate de asuntos para los que estos estatutos o la ley confieran derecho de voto a los accionistas que hicieren dicha solicitud.

Cualquier accionista dueño de una acción ordinaria tendrá el mismo derecho en cualquiera de los casos a que se refiere el Artículo ciento ochenta y cinco de la Ley General de Sociedades Mercantiles. Si no se hiciese la convocatoria dentro de los quince días siguientes a la fecha de solicitud, un Juez de lo Civil o de Distrito del domicilio de la sociedad, lo hará a petición de cualquiera de los interesados, quienes deberán exhibir sus acciones con este objeto.

Las convocatorias para las asambleas generales ordinarias y extraordinarias deberán publicarse en el periódico oficial del domicilio social o en uno de los diarios de mayor circulación en dicho domicilio, por lo menos con quince días de anticipación a la fecha fijada para la asamblea. Las convocatorias tendrán el orden del día y deberán estar firmadas por la persona o personas que las hagan, en el concepto de que si las hiciese el Consejo de Administración, bastará con la firma del Secretario o Secretario Suplente. Las asambleas podrán ser celebradas sin previa convocatoria si el total de las acciones representativas del capital social estuviesen representadas en el momento de la votación.

Desde el momento en que se publique la convocatoria para las asambleas de accionistas, deberán estar a disposición de los mismos, de forma inmediata y gratuita, la información y los documentos relacionados con cada uno de los puntos establecidos en el orden del día.

Si en una asamblea general, ordinaria o extraordinaria, están reunidos todos los accionistas, dicha asamblea podrá resolver sobre asuntos de cualquier naturaleza y aún sobre aquellos no contenidos en el Orden del Día respectivo.

INSCRIPCIÓN DE ACCIONISTAS Y TARJETAS

DE ADMISIÓN A LAS ASAMBLEAS

VIGÉSIMA. Serán admitidos en la asamblea los accionistas que aparezcan inscritos como titulares de una o más acciones en el Registro de Acciones Nominativas de la sociedad. El Registro de Acciones Nominativas se considerará cerrado el día anterior a la fecha fijada para la celebración de una asamblea.

Para concurrir a las asambleas, los accionistas deberán exhibir la tarjeta de admisión correspondiente, que se expedirá únicamente a solicitud de las personas que aparezcan inscritas como titulares de acciones en el Registro de Acciones Nominativas de la sociedad, solicitud que deberá de presentarse cuando menos veinticuatro (24) horas antes de la hora señalada para la celebración de la asamblea conjuntamente con el depósito en la Secretaría de la sociedad de los certificados o títulos de acciones correspondientes o los certificados o constancias de depósito de valores que deberán presentarse en conjunto con los listados que expidan los depositantes que mantengan cuentas en la institución para el depósito de valores que corresponda, o por una institución de crédito, nacional o extranjera. Las acciones que se depositen para que sus titulares tengan derecho a asistir a las asambleas, no se devolverán sino después de celebradas éstas, contra la entrega del resguardo que por aquellas se hubiese expedido al accionista.

REPRESENTACION EN LAS ASAMBLEAS

VIGÉSIMA PRIMERA. Los accionistas podrán ser representados en las asambleas por la persona o personas que designen por carta poder firmada ante dos testigos o por mandatarios con poder general o especial suficiente otorgado en los términos de la legislación aplicable.

Los miembros del Consejo de Administración y los Comisarios no podrán representar accionistas en las asambleas.

ACTAS

VIGÉSIMO SEGUNDA. Las actas de asambleas serán elaboradas por el Secretario, se transcribirán en el libro respectivo y serán firmadas por el Presidente y el Secretario, así como por los Comisarios que asistan. Las Asambleas que consten fuera de libros, deberán ser protocolizadas ante Notario Público.

PRESIDENCIA Y SECRETARIA EN LAS ASAMBLEAS

VIGÉSIMA TERCERA. Las asambleas serán presididas por el Presidente del Consejo de Administración y en ausencia de éste, por la persona a quien designen los accionistas presentes por mayoría de votos.

Actuará como Secretario en las asambleas de accionistas quien ocupe ese cargo en el Consejo de Administración y, a falta de éste, el Secretario Suplente o la personal que al efecto designen los accionistas presentes por mayoría de votos. El Presidente nombrará escrutadores de entre los accionistas, representantes de accionistas o invitados presentes, para que determinen si se constituye quórum y, a solicitud del Presidente, para que cuente los votos emitidos.

ASAMBLEAS ANUALES

VIGÉSIMA CUARTA. Las asambleas generales ordinarias de accionistas se celebrarán por lo menos una vez al año, dentro de los cuatro meses siguientes a la clausura de cada ejercicio social.

Además de los asuntos que se incluyan en el Orden del Día deberán tratarse los siguientes.

1. Discutir, aprobar o modificar y resolver lo conducente en relación con el informe del Consejo de Administración sobre la situación financiera de la sociedad y demás documentos contables, incluyendo el informe del Comisario, en los términos del artículo ciento setenta y dos de la Ley General de Sociedades Mercantiles.

2. Conocer el informe a que se refiere el enunciado general del Artículo ciento setenta y dos de la Ley General de Sociedades Mercantiles, correspondiente al ejercicio social inmediato anterior de la sociedad o sociedades controladas de que esta sociedad sea titular de la mayoría de las acciones o partes sociales, cuando el valor de inversión en cada una de ellas exceda del veinte por ciento del capital contable según el estado de posición financiera de esta sociedad al cierra del ejercicio social correspondiente.

3. Decidir sobre la aplicación de utilidades, en su caso.

4. Nombrar a los miembros del Consejo de Administración, Secretario y su suplente, al Comisario y sus Suplentes, y en su caso, a los miembros del Comité Ejecutivo y determinar sus remuneraciones.

5. Conocer el reporte del comité de auditoria, correspondiente al ejercicio social inmediato anterior de la sociedad.

La asamblea extraordinaria se reunirá cuando sea convocada para tratar alguno de los asuntos de su competencia.

QUÓRUM DE ASISTENCIA Y RESOLUCIONES

EN ASAMBLEAS ORDINARIAS

VIGESIMA QUINTA.- Para que una asamblea ordinaria de accionistas se considere legalmente reunida por virtud de primera convocatoria, deberá estar representada en ella por lo menos el cincuenta por ciento de las acciones que tengan derecho de voto y sus resoluciones serán válidas cuando se tomen por mayoría de votos de las acciones representadas en dicha Asamblea. En el caso de segunda o ulterior convocatoria, las asambleas ordinarias de accionistas podrán celebrarse válidamente cualquiera que sea el número de acciones que tengan derecho de voto representadas en la asamblea, y sus resoluciones serán válidas cuando se tomen por mayoría de votos de las acciones representadas en la misma.

Los accionistas tenedores de acciones con derecho a voto, incluso en forma limitada o restringida, que reúnan cuando menos del diez por ciento de las acciones representadas en una asamblea, podrán solicitar que se aplace la votación de cualquier asunto respecto del cual no se consideren suficientemente informados, ajustándose a los términos y condiciones señalados en el Artículo ciento noventa y nueve de la Ley General de Mercantiles.

Asimismo, los accionistas tenedores de acciones con derecho a voto, incluso en forma limitada o restringida, que representen cuando menos el veinte por ciento del capital social, podrán oponerse judicialmente a las resoluciones de las asambleas generales, respecto de las cuales tengan derecho de voto, siempre que se satisfagan los requisitos del Artículo doscientos uno de la Ley General de Sociedades Mercantiles, siendo igualmente aplicable el Artículo doscientos dos de la citada Ley.

QUÓRUM DE ASISTENCIA Y RESOLUCIONES

EN ASAMBLEAS EXTRAORDINARIAS

VIGÉSIMA SEXTA. Para que una Asamblea General Extraordinaria de Accionistas convocada para tratar asuntos en los que las acciones de las series “D-A”, “D-L” y/o “L” no tengan derecho de voto, se considere legalmente reunida por virtud de primera convocatoria, deberá estar representado en ella por lo menos el setenta y cinco por ciento de las acciones de la Serie “A” de la sociedad, y sus resoluciones serán válidas cuando se tomen por el voto favorable de las acciones que representen cuando menos el cincuenta por ciento más una de las acciones de la Serie “A” de la sociedad. En caso de segunda o ulterior convocatoria, las Asambleas Generales Extraordinarias de Accionistas convocadas para tratar asuntos en los que las acciones de las series “D-A”, “D-L” y/o “L” no tengan derecho de boto, podrán celebrarse válidamente si en ellas está representado cuando menos el cincuenta por ciento del total de las acciones de la Serie “A” de la sociedad, y sus resoluciones serán válidas si se toman por el voto favorable de acciones que representen cuando menos el cincuenta por ciento más una del total de las acciones de la Serie “A”.

Para que una Asamblea General Extraordinaria de Accionistas convocada para tratar asuntos en los que las acciones de las series “D-A”, “D-L” y/o “L” tengan derecho de voto, se considere legalmente reunida por virtud de primera convocatoria, deberán estar representadas, por lo menos, la mayoría de las acciones de la Serie “A” de la sociedad y el setenta y cinco por ciento del total de las acciones en que se divide el capital social, y sus resoluciones serán válidas cuando se adopten por el voto favorable de la mayoría de las acciones presentes. En caso de segunda o ulterior convocatoria, las Asambleas Generales Extraordinarias de Accionistas convocados para tratar asuntos en los que las acciones de las series “D-A”, “D-L” y/o “L” tengan derecho de voto, podrán celebrarse válidamente si están representadas cuando menos la mayoría de las acciones de la Serie “A” de la sociedad y el cincuenta por ciento del total de las acciones en que se divida el capital social, y sus resoluciones serán válidas cuando se adopten por el voto favorable de la mayoría de las acciones presentes. Cuando los accionistas de las series “D-A”, “D-L” y, cuando sea aplicable, “L”, sean convocados a Asamblea Especial para resolver acerca de la elección y destitución de los Consejeros y Comisarios, en su caso, nombrados en términos de las cláusulas Vigésima Novena y Trigésima Cuarta respectivamente, de estos estatutos, la Asamblea se considerará legalmente reunida y sus resoluciones serán válidas cuando sean votadas por simple mayoría de los accionistas de la serie “D-A”, “D-L” y, cuando sea aplicable, “L”, que se encuentren presentes.

Cuando los accionistas de las series “D-A”, “D-L” y, cuando sea aplicable “L”, sean convocados para tratar cualquier otro asunto, incluyendo el retiro de dichas acciones o, en su caso, de los valores que las representen, de la Bolsa Mexicana de Valores, S.A. de C.V. o cualquier otra bolsa de valores extranjera, su cancelación en el Registro Nacional de Valores, la Asamblea se considerará legalmente reunida cuando se encuentran representadas cuando menos el setenta y cinco por ciento y el cincuenta por ciento, en primera y ulteriores convocatorias respectivamente, de dichas acciones y sus resoluciones serán válidas cuando sean tomadas por cuando menos el noventa y cinco por ciento de las acciones correspondientes a cada serie.

Los accionistas tenedores de acciones con derecho a voto, incluso en forma limitada o restringida, que reúnan cuando menos el diez por ciento de las acciones representadas en una asamblea, podrán solicitar que se aplace la votación de cualquier asunto respecto del cual no se consideren suficientemente informados, ajustándose a los términos y condiciones señalados en el Artículo ciento noventa y nueve de la Ley General de Sociedades Mercantiles.

Asimismo, los accionistas tenedores de acciones con derecho a voto, incluso en forma limitada o restringida, que representen cuando menos el veinte por ciento del capital social, podrán oponerse judicialmente a las resoluciones de las asambleas generales, respecto de las cuales tengan derecho de voto, siempre que se satisfagan los requisitos del artículo doscientos uno de la Ley General de Sociedades Mercantiles, siendo igualmente aplicable el Artículo doscientos dos de la citada ley.

ADMINISTRACIÓN DE LA SOCIEDAD

VIGESIMA SEPTIMA. La Administración de la Sociedad estará a cargo de un Consejo de Administración integrado por un mínimo de cinco y un máximo de veinte consejeros, de los cuales cuando menos el veinticinco por ciento deberán ser independientes y por lo menos el setenta por ciento serán nombrados por los accionistas tenedores de acciones de la serie “A”.

En la designación de los Consejeros se deberán observar en todo momento las disposiciones de este artículo, por lo que se refiere al carácter de las personas que formarán parte del Consejo de Administración.

Por Consejero Independiente se considera a aquellas personas de amplia experiencia, capacidad y prestigio profesional y que además no se encuentren en alguno de los supuestos siguientes al momento de su nombramiento: (i) ser empleado o directivo de la Sociedad incluyendo aquellas personas que hubieren ocupada dichos cargos durante el año inmediato anterior; (ii) sin ser empleados o directivos y siendo accionistas de la Sociedad, tengan poder de mando sobre los directivos de la misma; (iii) ser asesores de la Sociedad o socios o empleados de firmas que funjan como asesores o consultores de la Sociedad o sus afiliadas y que sus ingresos dependan significativamente de esta relación contractual (se considera ingreso significativo si representa más del diez por ciento de los ingresos del asesor o de la firma), (iv) ser clientes, proveedores, deudores o acreedores de la Sociedad o socios o empleados de una sociedad que sea cliente, proveedor, deudor a acreedor importante (se considera que un cliente o proveedor es importante cuando las ventas de la Sociedad representen más del diez por ciento de las ventas totales del cliente o del proveedor, respectivamente, así como cuando el importe del crédito sea mayor al quince por ciento de los activos de la Sociedad o de su contraparte; (v) ser empleados de una fundación, universidad, asociación civil o sociedad civil que reciba donativos importantes de la Sociedad (serán donativos importantes aquellos que representen más del quince por ciento del total de donativos recibidos por la institución de que se trate); (vi) ser Director General o funcionario de alto nivel de una sociedad en cuyo Consejo de Administración participe el Director General o un funcionario de alto nivel de la Sociedad; y (viii) cónyuges o concubinarios, así como los parientes por consanguinidad, afinidad o civil hasta el primer grado respecto de alguno de las personas mencionadas en los incisos (iii) a (vi) anteriores, o bien, hasta el tercer grado, en relación con las personas señaladas en los incisos (i) y (ii) anteriores. Cualquier Consejero que se encuentre en cualquiera de los supuestos antes mencionados será considerado asimismo como Consejero Relacionado.

Tanto los Consejeros Independientes como los Consejeros Relacionados podrán tener el carácter de Consejeros Patrimoniales, entendiéndose por éstos aquellos Consejeros nombrados por su carácter de accionistas significativos (es decir, tenedores directa o indirectamente de cuando menos el dos por ciento del capital social de la Sociedad), o aquellos que actúan como mandatarios de dichos accionistas significativos).

MIEMBROS DEL CONSEJO DE ADMINISTRACIÓN

VIGÉSIMA OCTAVA. Los miembros del Consejo de Administración durarán en su cargo un año pero continuarán en el cargo hasta que las personas designadas para substituirlos tomen posesión; podrán ser reelectos y recibirán las remuneraciones que previamente determine la asamblea ordinaria de accionistas. La Sociedad podrá tener uno o más Comités, compuestos cada uno por tres miembros del Consejo de Administración de la Sociedad que actuarán como un cuerpo colegiado, en el entendido de que, de dichos tres miembros, dos deberán ser Consejeros Independientes.

Los miembros de los Comités durarán en su encargo un año, a menos que sean relevados de sus cargos por el propio Consejo, pero en todo caso continuarán en su cargo hasta que las personas designadas para sustituirlos tomen posesión de los mismos; podrán ser reelectos y recibirán las remuneraciones que determine la Asamblea General Ordinaria de Accionistas.

Los Comités sesionarán con la periodicidad que fije la Asamblea General Ordinaria de Accionistas, cuando sean convocados por el Consejo de Administración, o por el Presidente del Comité o dos de sus miembros. Las convocatorias para las Sesiones de los Comités deberán hacerse por escrito y enviarse a cada uno de los miembros del Comité de que se trate, con por lo menos cinco días naturales de anticipación a la fecha de la Sesión respectiva en primera convocatoria, y por lo menos un día natural de anticipación a la fecha de la Sesión respectiva en segunda o ulteriores convocatorias, al domicilio de cada uno de ellos registrado con la Sociedad o a los lugares que los mismos hayan señalado para ese fin.

Las convocatorias deberán especificar la fecha, hora, el lugar del la reunión, el Orden del Día y deberán ser firmadas por el o los miembros del Comité respectivo que las hagan. No habrá necesidad de convocatoria en caso de que se encuentre reunida en la Sesión respectiva la totalidad de los miembros del Comité de que se trate. El o los Comisarios deberán ser convocados en los mismos términos señalados en la presente cláusula a todas las sesiones de los distintos Comités, como invitados con derecho de voz pero sin voto.

Los acuerdos adoptados en una Sesión de Comité serán válidos: (i) en primera convocatoria, con el voto favorable de la mayoría de sus miembros; (ii) en segunda convocatoria, por unanimidad y, en caso de empate, el Presidente del Comité tendrá voto de calidad; y (iii) en tercera convocatoria por el número de miembros del Comité respectivo que se encuentran presentes.

De cada Sesión de Comité, se levantará un Acta en el libro de actas de Sesiones del Comité de que se trate, la cual deberá ser firmada por quien haya presidido la Sesión y por quien haya fungido como Secretario.

Los comités podrán tomar acuerdos fuera de sesión, siempre que dichos acuerdos sean ratificados posteriormente por escrito por todos los miembros del Comité correspondiente.

Los Comités tendrán las facultades que les confiera el Consejo de Administración con sujeción a las disposiciones legales en vigor y al párrafo siguiente.

Los Comités no realizarán actividades de las reservados por la ley o por estos Estatutos a la Asamblea de Accionistas o al Consejo de Administración y no podrán, a su vez, delegar el conjunto de sus facultades en persona alguna, pero podrán señalar las personas que deban ejecutar sus resoluciones. En defecto de tal señalamiento tanto el Presidente como el Secretario del Comité de que se trate, en su caso, estarán facultados para ejecutarlos.

La sociedad contará con los siguientes Comités: (i) Comité de Compensación, el cual revisará y realizará recomendaciones al Consejo de Administración respecto de las remuneraciones (incluyendo incentivos y bonos) de los directivos de la sociedad; (ii) el Comité de Auditoria, tendrá entre otras, las siguientes funciones: opinar sobre transacciones con partes relacionadas, proponer la contratación de especialistas independientes en los casos en que lo juzgue conveniente, a fin de que expresen su opinión respecto de las transacciones a que se refiere el punto quince de la cláusula Trigésima Primera de estos estatutos, revisar los reportes financieros y los sistemas financieros de control interno, así como las actividades

e independencia de los auditores independientes y las actividades del equipo de auditoria interna; el comité sesionará en la presencia de los auditores externos de la sociedad; (iii) el Comité de Inversiones, revisará cualquier inversión importante de capital fuera del curso normal de los negocios o no incluidas en el presupuesto anual, así como evaluar las oportunidades y riesgos de negocios; y (iv) el Comité de Transacciones con Partes Relacionadas, revisará cualquier transacción importante con cualquier parte relacionada de la sociedad o sus accionistas mayoritarios.

Los Comités deberán informar oportunamente, por conducto del Presidente del Comité de que se trate, y al menos en forma anual al Consejo de Administración de los acuerdos que se tomen o cuando a juicio del respectivo Comité se susciten hechos o actos de trascendencia para la Sociedad.

FUNCIONARIOS DEL CONSEJO DE ADMINISTRACIÓN

VIGÉSIMA NOVENA. El Presidente y el Secretario del Consejo de Administración serán designados por los accionistas tenedores de las acciones de la Serie “A” de la Sociedad. A falta de designación expresa por la asamblea, el Consejo de Administración, en la primera sesión que se reúna inmediatamente después de que se hubiere celebrado la asamblea en la que se le designe, nombrará de entre sus miembros al Presidente y también nombrará al Secretario, quien podrá ser o no miembro del Consejo de Administración. El Consejo de Administración designará además a las personas que ocupen los demás cargos que se crearen para el mejor desempeño de sus funciones. Las faltas temporales o definitivas del Presidente serán suplidas por uno de los Vicepresidentes en el orden de su nombramiento, si los hubiere y, a falta de éstos, por cualquier Consejero; las faltas temporales o definitivas del Secretario serán suplidas por la persona que designe el Consejo de Administración.

En la primera Sesión del Consejo, una vez nombrado al Secretario, quien podrá o no ser miembro del Consejo de Administración de la Sociedad, éste deberá proporcionar a los Consejeros nombrados por primera ocasión una presentación e inducción a su nueva responsabilidad. Como minimo, el Secretario deberá

proporcionar información respecto a la Sociedad, su situación financiera y desarrollos operativos, así como las obligaciones, responsabilidades y facultades que implica ser Consejero de la misma.

Los tenedores de acciones de voto restringido distintas a las que prevé el Articulo ciento trece de la Ley General de Sociedades Mercantiles o de voto limitado a que alude dicho precepto, que representen cuando menos un diez por ciento del capital social en una o ambas series accionarias, tendrán el derecho de designar por lo menos a un consejero y su respectivo suplente, en su caso; a falta de esta designación, los tenedores de dichas acciones gozarán del derecho de nombrar a por lo menos dos consejeros y sus suplentes, en cuyo caso las designaciones, así como las substituciones y revocaciones de los consejeros, serán acordadas en asamblea especial.

Sólo podrán revocarse los nombramientos de los consejeros designados por los accionistas a que se refiere el párrafo anterior, cuando se revoque el de todos los demas.

Todos los miembros del Consejo de Administración tendran las siguientes obligaciones y seguirán los siguientes principios: (i) comunicar al Presidente y al Secretario del Consejo de Administración cualquier situación de la que se pueda derivar un conflicto de interés y abstenerse de participar en la deliberación que corresponda; (ii) utilizar los activos o servicios de la Sociedad sólo para el cumplimiento del objeto social y definir politicas claras cuando excepcionalmente se utilicen dichos activos para cuestiones personales; (iii) dedicar a su función el tiempo y la atención necesarias, asistiendo como minimo al setenta y cinco por ciento de las Sesiones a las que sean convocados; (iv) mantener absoluta confidencialidad sobre toda aquella información que pudiera afectar la operación de la Sociedad, así como de las deliberaciones que se lleven a cabo en el Consejo; (v) mantenerse mutuamente informados de aquellos asuntos de relevancia para la Sociedad; (vi) apoyar al Consejo de Administración a través de opiniones, recomendaciones y orientaciones que se deriven del análisis del desempeño de la Sociedad, a efecto de que las decisiones que adopte, se encuentren debidamente sustentadas en criterios profesionales y de personal calificado cuente con un enfoque más amplio e independiente respecto de la operación de la Sociedad.

Los miembros del Consejo de Administración serán responsables de las resoluciones a que lleguen con motivo de los asuntos a que se refiere el punto quince de la cláusula Trigésima Primera de estos estatutos, salvo en el caso establecido por el artículo ciento cincuenta y nueve de la Ley General de Sociedades Mercantiles.

Los miembros del Consejo de Administración serán indeminizados por la sociedad en el caso de que incurran en responsabilidad, sin culpa, dolo o negligencia por parte de los mismos, como resultado del desempeño de sus respectivos cargos.

El Presidente del Consejo de Administración presidirá las asambleas de accionistas y las sesiones del Consejo de Administración y a falta de éste o en su ausencia serán presididas por uno de los miembros que los demás asistentes designen por mayoría de votos; cumplirá y ejecutará los acuerdos de las asambleas y del Consejo sin necesidad de resolución especial alguna.

Las copias o constancias de las actas de sesiones del Consejo y de las asambleas de accionistas, asi como de los asientos contenidos en los libros y registros sociales no contables y en general, de cualquier documento del archivo de la sociedad, podrán ser autorizados y certificados por el Secretario, quien será delegado permanentemente para concurrir ante el Notario Público de su elección a protocolizar las actas de las sesiones del Consejo de Administración y de las asambleas de accionistas, así como para otorgar poderes que el propio consejo confiera.

Asimismo, el Secretario se encargará de redactar y consignar en los libros respectivos las actas de asamblea y las sesiones del Consejo de Administración, así como expedir compulsas y certificaciones de ellas y de los nombramientos, firmas y facultades de los funcionarios de la Sociedad.

El Consejo de Administración deberá reunirse por lo menos una vez cada tres meses durante cada ejercicio social para tratar cualquier asunto de su incumbencia, y por lo menos una vez al año para definir, revisar y aprobar la estrategia a mediano y largo plazo de la Sociedad, asi como el presupuesto de Ia misma para el siguiente ejercicio.

La información que sea relevante para la toma de decisiones de acuerdo al Orden del Dia contenida en las convocatorias para las sesiones de consejo deberá estar disponible para los consejeros por to menos con cinco dias de anticipación a la celebración de la sesión que corresponda.

El informe anual que prepare el Consejo de Administración a la Asamblea de Accionistas deberá mencionar los nombres de los Consejeros que tengan el carácter de: (i) Conseieros Indepnendientes, y, (ii) Consejeros Patrimoniales, indicando en este último caso si se trata de Consejeros Relacionados o Independientes. El informe anual deberá señalar los cargos de cada Consejero a la fecha del mismo.

Asimismo, el informe anual que presente el Consejo de Administración a la Asamblea de Accionistas deberá contener una sección que incluya un reporte sobre: (i) el desarrollo de las mejores prácticas corporativas de la Sociedad durante el ejercicio social de que se trate; (ii) aspectos relevantes de los trabajos de cada Comité y los nombres de sus integrantes; y (iii) el perfil profesional del Comisario de la Sociedad.

QUÓRUM PARA SESIONES DEL CONSEJO

TRIGÉSIMA. Para que las sesiones del Consejo de Administración sean válidas, se requerirá la asistencia de la mayoría de sus miembros, siempre y cuando asistieren a dicha sesión la mayoria de los miembros designados por los accionistas tenedores de las acciones de la Serie “A” de la Sociedad y sus resoluciones serán válidas cuando sé tomen por mayoría de votos de los miembros presentes; en caso de empate, el Presidente del Consejo tendrá voto de calidad. Se requerirá de resolución del Consejo de Administración para determinar el sentido en que haya de ser ejercido el derecho de voto correspondiente a las acciones propiedad de la sociedad y emitidas por aquellas sociedades cuya mayoría de acciones sea propiedad de esta sociedad, ya sea en asamblea ordinaria o extraordinaria de accionistas. Esta última facultad corresponderá en exclusiva al Consejo de Administración o a la asamblea ordinaria de accionistas.

Las sesiones se celebrarán en el domicilio de la sociedad o, salvo caso fortuito o fuerza mayor, en cualquier otro lugar que estimare oportuno el Consejo de Administración, pero siempre en territorio nacional. El o los Comisarios deberán ser convocados a todas las sesiones del Consejo de Administración, como invitados con derecho de voz pero sin voto en los términos del párrafo siguiente.— El Presidente del Consejo, al menos el veinticinco por ciento de los consejeros o cualquiera de los comisarios de la sociedad, podrá convocar a una sesión de consejo. Las convocatorias para las sesiones del Consejo de Administración deberán enviarse por correo, facsímil, telegrama o mensajería a los miembros del Consejo de Administración por los menos con cinco días de anticipación a la fecha de la sesión.

Las resoluciones tomadas fuera de sesión de consejo por unanimidad de sus miembros tendrán la misma validez que si hubieren sido adoptadas en sesión de consejo siempre y cuando se confirmen por escrito, de conformidad con lo establecido por el Artículo ciento cuarenta y tres de la Ley General de Sociedades Mercantiles.

Las actas correspondientes a las sesiones del Consejo de Administración deberán ser autorizadas por quiénes hubieren fungido como Presidente y Secretario de la sesión correspondiente y serán registradas en el libro de Sesiones de Consejo que para tal efecto llevará la sociedad.

FACULTADES DEL CONSEJO DE ADMINISTRACIÓN

TRIGESIMA PRIMERA.- El Consejo de Administración es el representante legal de la sociedad y, por consiguiente, estará investido y tendrá las siguientes facultades y obligaciones:

1. Ejercer el poder de la sociedad para pleitos y cobranzas que se otorga con todos las facultades generales y especiales que requieran cláusula especial de acuerdo con la Ley, el que se le confiere sin limitación alguna, de conformidad con lo establecido en el primer párrafo del Artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal y en sus correlativos de los Códigos Civiles de todos los Estados de la República; el Consejo de Administración estará, por consiguiente, facultado, en forma enunciativa más no limitativa, para: desistirse de las acciones que intentare aún de juicios de amparo; transigir; someterse a arbitraje; articular y absolver posiciones; hacer cesión de bienes, recusar jueces; recibir pagos; y ejecutar todos los actos expresamente determinados por la Ley, entre los que se incluyen representar a la sociedad ante autoridades judiciales y administrativas, penales, civiles o de otra índole, con la facultad de presentar denuncias y querellas penales, otorgar perdones, para constituirse en parte ofendida o coadyuvante con el Ministerio Público en los procedimientos de orden penal, ante autoridades y tribunales de trabajo y ante la Secretaria de Relaciones Exteriores para celebrar convenios con el Gobierno Federal, en los términos de las fracciones primera y cuarta del Articulo Veintisiete Constitucional, su Ley Orgánica y los Reglamentos de ésta.

2. Poder para actos de administración, de acuerdo con lo estipulado en el párrafo segundo del Artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal y artículos correlativos de los Códigos Civiles de todos los Estados de la República, por consiguiente estará facultado para designar y remover libremente al Director General y a los Gerentes Generales o Especiales y a los demás funcionarios, apoderados, agentes y empleados de la sociedad, señalándoles sus facultades, obligaciones, condiciones de trabajo, remuneraciones y garantías que deban prestar.

3. Poder para adquirir y enajenar acciones y partes sociales de otras sociedades.-

4. Poder para actos de dominio en los términos del tercer párrafo del Artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal y de sus artículos correlativos de los Códigos Civiles de todos los Estados de la República.

5. Poder para emitir, suscribir, avalar y en cualquier otra forma negociar toda clase de títulos de crédito en nombre de la sociedad y sus subsidiarias, en los términos del Artículo noveno de la Ley General de Títulos y Operaciones de Crédito y designar a las personas facultadas para realizar dichos actos.

6. Poder para abrir y cancelar cuentas bancarias a nombre de la sociedad, así como para hacer depósitos y girar y librar contra ellos y autorizar y designar personas que giren o libren en contra de las mismas.

7. Facultad de convocar a asambleas ordinarias, extraordinarias o especiales de accionistas, en todos los casos previstos por estos estatutos, o cuando lo considere conveniente y fijar la fecha y hora en que tales asambleas deban celebrarse y para ejecutar sus resoluciones.

8. Facultad para formular reglamentos interiores de trabajo.

9. Poder para nombrar y remover a los auditores externos de la sociedad.

10. Poder para establecer sucursales y agencias de la sociedad en cualquier parte de la República Mexicana o del extranjero.

11. Poder para determinar el sentido en que deben ser emitidos los votos correspondientes a las acciones propiedad de la sociedad, en las asambleas generales extraordinarias y ordinarias de accionistas de las sociedades en que sea titular de la mayoría de las acciones.

12. Poder para conferir poderes generales o especiales, y delegar cualquiera de las facultades antes previstas salvo aquella cuyo ejercicio corresponda en forma exclusiva al Consejo de Administración por disposición de la Ley o de estos Estatutos, reservándose siempre el ejercicio de sus facultades, así como para revocar los poder que otorgare.

13. Poder para llevar a cabo todos los actos autorizados por estos estatutos o que sean consecuencia de éstos.

14. Poder para autorizar, la adquisición de acciones representativas del capital social de la propia sociedad, así como designar a la o las personas responsables de la adquisición y colocación de dichas acciones en los términos de lo dispuesto en la cláusula Novena de estos estatutos.

15. Aprobar las operaciones que se aparten del giro ordinario de negocios y que pretendan celebrarse entre la sociedad y sus socios, con personas que formen parte de la administración de la emisora o con quienes dichas personas mantengan vínculos patrimoniales o, en su caso, de parentesco por consanguinidad o afinidad hasta el segundo grado, el cónyuge o concubinario; la compra o venta del diez por ciento o más del activo; el otorgamiento de garantías por un monto superior al treinta por ciento de los activos, así como operaciones distintas de las anteriores que representen más del uno por ciento del activo de la sociedad.

COMITÉ EJECUTIVO

TRIGÉSIMO SEGUNDA. La sociedad podrá tener un Comité Ejecutivo compuesto de miembros propietarios o suplentes del Consejo de Administración de la sociedad, que igual que el Presidente de dicho Comité Ejecutivo, serán designados por la asamblea ordinaria de accionistas, quiénes formarán un cuerpo colegiado delegado del Consejo. Los miembros del Comité ejecutivo durarán en su encargo un año, a menos que sean relevados de sus cargos por la asamblea ordinaria de accionistas, pero en todo caso continuaran en su puesto hasta que las personas designadas para sustituirlos tomen posesión de los mismos; podrán ser reelectos y recibirán las remuneraciones que determine la asamblea ordinaria de accionistas.

El Comité Ejecutivo sesionará cuando lo convoque el Secretario o su suplente a solicitud de Presidente o cualesquiera dos de sus miembros, con cuando menos cinco días de anticipación, debiéndose en todo caso convocarse al Comisario de la sociedad. La convocatoria deberá ser enviada por correo, telegrama, facsímil, mensajería o cualquier otro medio que asegure que los miembros de dicho Comité la recibirán con cuando menos (5) cinco días de anticipación a la fecha de la sesión. La convocatoria podrá ser firmada por el Secretario del Consejo de Administración de la sociedad o su Suplente, las cuales actuaran con tal carácter en el propio Comité Ejecutivo.

Para que las sesiones del Comité Ejecutivo sean válidas, se necesitará la asistencia de cuando menos la mayoría de sus miembros. Las resoluciones del Comité Ejecutivo deberán ser aprobadas por el voto favorable de la mayoría de sus miembros.

El Comité Ejecutivo tendrá las facultades que se otorgan al Consejo de Administración bajo los puntos 1, 2, 4, 5, 6 y 12 de la cláusula Trigésima Primera anterior, facultades que podran ser restringidas en todo momento por la asamblea ordinaria de accionistas, sin que se reformen estos estatutos.

El Comité Ejecutivo deberá informar oportunamente, por conducto de su Presidente o el Secretario, y al menos en forma anual al Consejo de Administración de los acuerdos que tome o cuando a juicio del propio Comité se susciten hechos o actos de transcendencia para la sociedad. De cada sesión del Comité Ejecutivo se levantará un acta que se transcribirá en un libro especial; en el acta se hará constar la asistencia de los miembros del Comité y las resoluciones adoptadas y deberá ser firmada por quiénes hubieren actuado como Presidente y Secretario.

DIRECTOR GENERAL

TRIGÉSIMA TERCERA. La dirección de los negocios sociales podrá ser confianza a un Director General, designado por el Consejo dentro de Administración, quien gozará de las facultades que le confiere el propio Consejo dentro de las atribuciones señaladas en la cláusula Trigésimo Segunda de estos estatutos sociales. El Director General podrá o no ser accionista y miembro del Consejo de Administración, y durará en funciones indefinitivamente hasta en tanto el Consejo de Administración designe a las personas que haya de substituirlo y la misma tome posesión de su cargo.

COMISARIOS

TRIGÉSIMA CUARTA. La vigilancia de la sociedad estará confiad a un Comisario que designará la asamblea ordinaria de accionistas, el cual podrá tener un suplente. El Comisario y, en su caso, su suplente no necesitarán ser accionistas de la sociedad, serán nombrados anualmente, podrán ser reelectos una o más veces y continuarán en el desempeño de sus funciones hasta en tanto la asamblea haga nuevos nombramientos y los designados tomen posesión de sus cargos.

El Comisario tendrá las atribuciones y obligaciones que se enumeran en el artículo 166 de la Ley General de Sociedades Mercantiles, así como todas aquellas que le sean delegadas por la asamblea de accionistas y percibirá la remuneración que anualmente señale ésta.

Los titulares de acciones con o sin derecho a voto que representen cuando menos un 10% del capital social, podrán designar un comisario. Sólo podrá revocarse el nombramiento de comisario designados por los accionistas a que se refiere este párrafo, cuando se revoque el de los demás.

EJERCICIO SOCIAL

TRIGÉSIMO QUINTA. El ejercicio social de la sociedad coincidirá con el año de calendario. En el caso de que la sociedad entre en liquidación o sea fusionada, su ejercicio social terminará anticipadamente en la fecha en que entre en liquidación o se fusione y se considerará que habrá un ejercicio durante todo el tiempo en que la sociedad este en liquidación, debiendo coincidir este último con lo que al efecto establezcan la leyes fiscales aplicables.

INFORMACIÓN FINANCIERA

TRIGÉSIMA SEXTA. Dentro de los cuatro meses siguientes a la clausura de cada ejercicio social, el Consejo de Administración preparará por los menos la siguiente información financiera:

1. Un informe del Consejo de Administración sobre la marcha de la sociedad en el ejercicio, así como sobre las políticas seguidas por el propio Consejo, y en su caso, sobre los principales proyectos existentes;

2. Un informe en que se declaren y expliquen las principales políticas y criterios contables y de información seguidas en la preparación de la información financiera;

3. Un estado que muestre la situación de la sociedad a la fecha de cierre del ejercicio;

4. Un estado que muestre, debidamente explicados y clasificados, los resultados de la sociedad durante el ejercicio;

5. Un estado que muestre los cambios en la situación financiera durante el ejercicio;

6. Un estado que muestre los cambio en las partidas que integren el patrimonio social, acaecidos durante el ejercicio, y

7. Las notas que sean necesarias para completar y aclarar la información que suministren los estados anteriores.

UTILIDADES

TRIGÉSIMA SÉPTIMA. De las utilidades netas de cada ejercicio social, según los Estados Financieros, una vez deducidas las cantidades necesarias para: (1) hacer los pagos o las provisiones relacionados con los impuestos correspondiente; (ii) las separaciones que resulten obligatorias por imperativo legal, (iii) en su caso, amortización de pérdidas de ejercicios anteriores; y (iv) los pagos que con cargo a gastos generales del ejercicio que se hubieren hecho para remuneración de los miembros del Consejo de Administración, de los Comisarios y del Director General, se harán las siguientes aplicaciones;

1. Un cinco por ciento para constituir, incrementar o en su caso responder el fondo de reserva, hasta que dicho fondo sea igual al veinte por ciento del capital social pagado.

2. Las cantidades que la asamblea acuerde designar para crear o incrementar las reservas generales o especiales, incluyendo, en su caso, la reserva para adquisición de acciones propias a que se refiere la Ley del Mercado de Valores.

3. Del remanente, se tomara la suma necesaría para cubrir a todos los accionistas, por igual, los dividendos que, en su caso, fueren decretados por acuerdo de la asamblea, debiéndose pagar primariamente, en su caso, el dividiendo preferente estipulado en favor de las acciones de las Series “D-A” y “D-L” en estos estatutos.

4. El superávit, si lo hubiere, quedará a su disposición de la asamblea, o bien del Consejo de Administración, si así lo autoriza la propia asamblea. La asamblea, o en su caso, el Consejo podrá dar al superávit la aplicación que estime conveniente para los intereses de la sociedad y sus accionistas.

PÉRDIDAS

TRIGÉSIMA OCTAVA. Las pérdidas, en su caso, serán reportadas por todos los accionistas en proporción al número de sus acciones y hasta por el haber social por ellas representado.

DISOLUCIÓN

TRIGÉSIMO NOVENA. La sociedad se disolverá en cualquiera de los casos previstos por el artículo 229 de la Ley General de Sociedades Mercantiles.

LIQUIDADORES

CUADRAGÉSIMA. Disuelta la sociedad se pondrá en liquidación. La asamblea extraordinaria de accionistas designará uno o más liquidadores propietarios, pudiendo nombrar a los correspondientes suplentes quienes tendrán las facultades que establece la Ley o determine la asamblea de accionistas que lo designe.

PROCEDIMIENTO PARA LA LIQUIDACIÓN

CUADRAGÉSIMA PRIMERA. El o los liquidadores practicarán la liquidación con arreglo a las bases que, en su caso, hubiere determinado la asamblea, y en su defecto, con arreglo a las siguientes disposiciones y a las disposiciones del capitulo respectivo de la Ley General de Sociedades Mercantiles:

1. Concluirán los negocios de la manera que juzguen más conveniente;

2. Cubrirán los créditos y pagarán las deudas enajenando los bienes de la sociedad que fuere necesario vender para tal efecto.

3. Formularán el balance final de liquidación.

4. Una vez aprobado el balance final de liquidación, distribuirán el activo liquido repartible entre todos sus accionistas por igual y en proporción al número de las acciones y a su importe exhibido entre los liquidadores, el Comisario deberá convocar a la asamblea de accionistas para que ésta resuelva las que cuestiones sobre las existiesen divergencias.

En su caso deberá liquidarse primeramente a los accionistas de la Series “D-A” y “D-L” de conformidad con lo dispuesto por el articulo 113 de la Ley General de Sociedades Mercantiles.

Durante la vigencia, las asambleas de accionistas se reunirán en la forma prevista por los presentes estatutos, y el o los liquidadores desempeñarán funciones equivalentes a las que corresponden al Consejo de Administración durante la vida normal de la sociedad, y el Comisario sequirá cumpliendo, respecto de los liquidadores, las funciones que durante la vigencia del pacto social cumpla, respecto del Consejo de Administración.

JURISDICCION Y COMPETENCIA

CUADRAGESIMO SEGUNDA. - En todo lo no previsto expresamente en estos estatutos, regirán las disposiciones de la Ley General de Sociedades Mercantiles. Para la interpretación y cumplimiento de los presentes estatutos los accionistas, por el solo hecho de su suscripción o adquisición de las acciones que representen el capital social, se someten expresamente a la jurisdicción de los tribunales competentes de México, Distrito Federal, por lo que reuncian expresamente a cualquier otro fuero que pudiera corresponderles por motivo de sus domicilios presentes o futuros.”

PERSONALIDAD

Manifiesta el compareciente:

I.- Que su representada se encuentra capacitada legalmente para la celebración de este acto y justifica la personalidad que ostenta, la cual no le ha sido revocada ni en forma alguna modificada, con el Acta que se formaliza, así como con los documentos que obran en mi poder y que yo el Corredor Público, relaciono en el expediente de esta póliza marcados con la letra “A”, para transcribirlos en los originales que de éste instrumento se expidan, que no ha sufrido otra modificación a sus Estatutos Sociales que las que han quedado relacionadas y en donde en dichos instrumentos se hizo constar la legal existencia de la sociedad representada.

II.- Que las firmas que calzan el acta transcrita corresponden la las personas que se les atribuyen, y

III.- Que la representación de quienes intervinieron en la Asamblea era válida en ese momento y suficiente para adoptar los acquerdos que en las misma se tomaron.

YO, EL CORREDOR PUBLICO, DOY FE, DE:

I.- Que tuve a la vista los documentos mencionados en esta póliza, así como los relacionados en el expediente de la misma,

II.- Que el compareciente no se identificó por ser de mi personal conocimiento.

III.- Que el compareciente después de haber sido apercibido por el suscrito Corredor Público de los delitos en que incurren quienes declaran con falsedad, por sus generales dijo ser:

OTHÓN FRÍAS CALDERÓN, mexicano, originario de México, Distrito Federal donde nació el dia seis de agosto de mil novecientos sesenta y siete, casado, Abogado, con domicilio en Periférico Sur número cuatro mil ciento veintiuno, colonia Fuentes del pedregal, en esta ciudad.

Leída esta poliza al compareciente, le expliqué su valor y las consecuencias legales de su contenido, manifesto su conformidad con ella y la firmó para constancia el mismo día de su otorgamiento, por lo que la autorizo definitivamente. – Doy fe.

OTHÓN FRÍAS CALDERÓN. – RUBRICA. – M. OROPEZA. – RUBRICA. – EL SELLO DE AUTORIZAR.

ES PRIMER ORIGINAL QUE EXPIDO PARA “TV AZTECA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE. – CONSTA DE TREINTA Y DOS PAGINAS COTEJADAS Y CORREGIDAS. – MEXICO, DISTRITO FEDERAL A CATORCE DE JULIO DE DOS MIL TRES.- DOY FE.

DOCUMENTO MARCADO CON LA LETRA “B” DEL EXPEDIENTE DE LA PRESENTE POLIZA.

I.- CONSTITUCIÓN. Mediante escritura sesenta y dos mil ciento diez, otorgada el dos de junio de mil novecientos noventa y tres, ante Joaquín Talavera Sánchez, notario cincuenta del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal en el folio mercantil número ciento sesenta y siete mil trescientos cuarenta y seis, se hizo constar la constitución de “CONTROLADORA MEXICANA DE COMUNICACIONES”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, con domicilio en México, Distrito Federal, duración de noventa y nueve años, cláusula de exclusion de extranjeros, capital social minimo de CINCUENTA MIL NUEVOS PESOS, MONEDA NACIONAL, (actualmente CINCUENTA MIL PESOS, MONEDA NACIONAL).

II.- REFORMA TOTAL DE ESTATUTOS. – Mediante escritura cuarenta y dos mil cuatrocientos cuarenta y siete, otorgada el dos de agosto de mil novecientos noventa y cinco, ante Armando Gálvez Pérez Aragón, notario ciento tres del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal en el folio mercantil número ciento sesenta y siete mil trescientos cuarenta y seis, se hizo constar la protocolización del acta de asamblea general extraordinaria de Accionistas de la sociedad, de fecha veintitrés de junio de mil novecientos noventa y cinco, en el que se acordó la reforma total de sus Estatutos Sociales.

III.- CAMBIO DE DENOMINACION. – Mediante escritura cuarenta y nueve mil trescientos diseisiete, de fecha tres de septiembre de mil novecientos noventa y seis, otorgada ante Armando Gálvez Pérez Aragón, notario ciento tres del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Commercio del Distrito Federal en el folio mercantil número ciento sesenta y siete mil trescientos cuarenta y seis, se hizo constar la protocolización del acta de Asamblea General Extraordinaria de Accionistas de la sociedad, de fecha dieciocho de julio de mil novecientos noventa y seis, en la que se acordó cambiar la denominación social por la de “TV AZTECA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, reformándose al efecto la cláusula primera de sus Estatutos Sociales.

IV. REFORMA. – Mediante póliza ochocientos sesenta y tres, de fecha treinta y uno de enero de mil novecientos noventa y siete, otorgada ante mi, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal en el folio mercantil número ciento sesenta y siete mil trescientos cuarenta y seis, se hizo constar la formalización del acta de asamblea general extraordinaria de accionistas de la socielad, de fecha veinte de enero de mil novecientos noventa y siete, se acordó reformar los artículos décimo segundo y décimo cuarto de sus estatutos sociales.

V. REFORMA TOTAL DE ESTATUTOS. Mediante escritura diez mil cuatrocientos setenta y cinco, de fecha cinco de agosto de mil novecientos noventa y siete, ante Joel Chirino Castillo, notario noventa del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal en el folio mercantil número ciento sesenta y siete mil trescientos cuarenta y seis, se hizo constar la protocolización del acta de asamblea general extraordinaria de accionistas de la sociedad, de fech diecisiete de julio de mil novecientos noventa y siete, se acordó la reforma total de los estatutos sociales.

VI. REFORMA. Mediante escritura once mil seis, de fechá siete de mayo de mil novecientos noventa y ocho, ante Joel Chirino Castillo, notario noventa del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal en el folio mercantil número ciento sesenta y siete mil trescientos cuarenta y seis, se hizo constar la protocolización del acta de asamblea general ordinaria y extraordinaria de accionistas de la sociedad, de fecha veintisiete de marzo de mil novecientos noventa y ocho, en la que entre otros puntos, se acordó el modificar los párrafos cuarto, décimo cuarto y vigésimo tercero de la cláusula sexta de sus estatutos sociales.

VII. REFORMA. Mediante escritura nueve mil ochocientos noventa y tres, de fecha tres de abril del año dos mil, ante José Luis Villavicencio Castañeda notario doscientos dieciocho del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal en el folio mercantil número ciento sesenta y siete mil trescientos cuarenta y seis, se hizo constar la protocolización del acta de asamblea general ordinaria y extraordinaria de accionistas de la sociedad, de fecha veintisiete de enero del año dos mil, en la que se acordó reformar las cláusulas vigésimo séptima, vigésimo octava y vigésimo novena de sus estatutos sociales.

VIII. REFORMA. Mediante escritura doce mil novecientos cincuenta y ocho de fecha veintiocho de septiembre del año dos mil uno, ante José Luis Villavicencio Castañeda notario doscientos dieciocho del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal en el folio mercantil número ciento sesenta y siete mil trescientos cuarenta y seis, se hizo constar la protocolización parcial del acta de asamblea general extraordinaria de accionistas de la sociedad, de fecha cuatro de septiembre del año dos mil uno, en la que se acordó reformar las cláusulas sexta, novena, décima segunda, decimá sexta, décima novena, vigésima cuarta, vigésima quinta, vigésima sexta, vigésima séptima, vigésima octava, vigésima novena, trigésima, trigésima primera y trigésima cuarta de sus Estatutos Sociales.

IX.- COMPULSA DE ESTATUTOS. – Mediante escritura número doce mil novecientos sesenta y siete, de fecha dos de octubre del año dos mil uno, ante José Luis Villavicencio Castañeda notario doscientos dieciocho del Distrito Federal, se hizo constar la cumpulsa de estatutos de la sociedad, en la que consta que la denominación de la sociedad es “TV AZTECA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, con domicilio en México, Distrito Federal, duración de noventa y nueve años, contados partir de la fecha de inscripción de la escritura constitutiva en el Registro Público del Comercio del Distrito Federal, capital social minimo fijo de un mil seiscientos noventa y cuatro millones seiscientos doce mil ciento cuarenta y siete pesos, moneda nacional, máximo ilimitado y cláusula de exclusion de extrajeros.

Hago constar que los estatutos sociales vigentes de la sociedad son los mismos a aquellos que por medio de la presente póliza se compulsaron en cumplimiento a lo ordenado en el acta de asamblea general de accionistas respectiva, misma que formalicé, los cuales en obvio de repeticiones aqui se tienen por reproducidos como si al tenor literal se insertasen.

TV AZTECA

Señal con Valor

TV AZTECA, S.A. DE C.V.

CONVOCATORIA

ASAMBLEA GENERAL ORDINARIA DE ACCIONISTAS

Se convoca a los señores accionistas de TV Azteca, S.A. de C.V., para que asistan a la Asamblea General Ordinaria de Accionistas de la Sociedad que se llevará a cabo a las 11:00 horas del dia 30 de abril de 2003, en las oficinas de la Sociedad ubicadas en Anillo Periférico Sur 4121, colonia Fuentes del Pedregal, en la Ciudad de México, Distrito Federal, y en la que sa discutirán los asuntos que se mencionan en el orden del dia que se transcribe a continuación:

ORDEN DEL DIA

I. Discusión, modificación y en su caso aprobación del informe del Consejo de Administración de la Sociedad relativo al ejercicio social terminado el 31 de diciembre de 2002.

II. Presentación y en su caso aprobación del informe del Comisario con relación al informe del Consejo de Administración por las actividades realizadas al 31 de diciembre de 2002.

III. Discusión, modificación y en su caso aprobación de los estados financieros dictaminados y del balance general de la Sociedad correspondientes al ejercicio social terminado al 31 de diciembre de 2002.

IV. Discusión del proyecto de aplicación de resultados y en su caso distribución de las utilidades netas del ejercicio social terminado el 31 de diciembre de 2002.

V. Decreto del pago de un dividendo preferente unitario para las acciones de la Serie “D-A” de $0.00819 por acción y para las acciones de la Serie “D-L”de $0.00819 por acción, en un monto total aproximado de $36,023,019.00 (Treinta y seis millones veintitrés mil diecinueve pesos 00/100 Moneda Nacional).

VI. Informe sobre el reporte del Comité de Auditoria del Consejo de Administración, por las actividades realizadas al 31 de diciembre de 2002.

VII. Ratificación o en su caso designación de miembros del Consejo de Administración, asi como la ratificación o en su caso designación del Secretario y Comisario de la Sociedad.

VIII. Determinación de los emolumentos correspondientes a los Consejeros, Secretario y Comisario de la Sociedad.

IX. Determinación del monto máximo de recursos a destinarse para la compra de acciones propies de la Sociedad.

X. Autorización de la compulsa de los estatutos de la Sociedad.

XI. Discusión, y en su caso, aprobación a una propuesta para reducir el capital social de la Sociedad en su parte variable, mediante reembolso en efectivo a los accionistas.

XII. Cualquier otro asunto relacionado con los anteriores.

XIII. Designación de Delegados Especiales que formalicen los acuerdos adoptados en la Asamblea.

A partir de esta fecha y hasta la celebración de la Asambleas, los accionistas tendrán a su disposición la información referente a los puntos del Orden del Dia, misma que podrán consultar en dias y horas hábiles en las oficinas de la Sociedad.

De conformidad con lo dispuesto en la cláusula vigésima de los estatutos sociales, el libro de registro de acciones nominativas de la Sociedad se considerará cerrado al dia anterior a la fecha fijada para la celebración de la Asamblea de Accionistas.

Para asistir a la Asamblea, los accionistas o sus representantes deberán exhibir la tarjeta de admisión correspondiente, la que sólo se expedirá por el Secretario del Consejo de Administración, a solicitud de los accionistas inscritos en el libro de registro de acciones nominativas de la Sociedad, solicitud que deberán presentar cuando menos veinticuatro horas antes de la hora señalada para la celebración de la Asamblea. La solicitud antes indicada deberá presentarse al Secretario del Consejo de Administración conjuntamente con el depósito en la Secretaria de la Sociedad, de los certificados o constancias de depósito de valores que deberán presentarse en conjunto con los listados que expidan los depositantes que mantengan cuentas en la institución para el depósito de valores que corresponda, o por una institución de crédito nacional o extranjera. Las acciones y demás documentos depositados en la Secretaria de la Sociedad no se devolverán a los accionistas o sus representantes, sino al término de la Asamblea y previa devolución que estos ultimos hagan de las tarjetas de admisión correspondientes.

Los accionistas podrán ser representados por la persona o personas que ellos mismos designen, por mandatarios con poder general o especial suficiente que hayan sido otorgados de conformidad con las leyes aplicables, o bien bastando al efecto una carta poder otorgada en los términos de los formularios elaborados por la Sociedad, firmada por el accionista ante dos testigos. Dicho formulario se encontrará a su disposición en dias y horas hábiles en las oficinas de la Sociedad o en las oficinas de Nacional Financiera S.N.C.

El suscrito firma la presente convocatoria en términos de lo dispuesto por el primer párrafo de la cláusula décimo novena de los estatutos sociales en vigor.

México, D.F., a 11 de abril de 2003

/s/ Francisco Xavier Borrego Hinojosa Linage

Francisco Xavier Borrego Hinojosa Linage

Secretario del Consejo de Administración

TV Azteca, S.A. de C.V.

TV AZTECA, S.A. DE C.V.

LISTA DE ASISTENCIA

Asamblea General Ordinaria de Accionistas

30 de Abril de 2003

Intermediación	Nombre del Representante	Acción Serie “A”	Porce ntaje	Firma
Banco Invex, S.A.	Sagrario Sánchez Colorado	2,301,957,280	47.4706%

Nacional Financiera, S.N.C.	Reynaldo Reyes Pérez Díaz, Rubén Acevedo Núñez.	1,027,023,434	21.1791%

Invex, Casa de Bolsa, S.A. de C.V.	Luís Ontiveros Sandoval, Othón Frías Calderón, Sagrario Sánchez Colorado	592,623,267	12.2210%

Inversora Bursatil, S.A. de C.V.	Othón Frías Calderón, Sagrario Sánchez Rafael Rodríguez Héctor Román Peña	268,084,000	5.5284%

Casa de Bolsa Bital, S.A. de C.V.	Raúl M. Ochoa Torres, Guillermo Aguilera Alejo	163,996,475	3.3819%

Inversora Bursatil, S.A. de C.V.	Alfonso Salazar Herrera	153,553,631	3.1666%

Banco Invex, S.A.	Luís Ontiveros Sandoval, Othón Frías Calderón, Sagrario Sánchez Colorado	144,673,530	2.9834%

Intermediación	Nombre del Representante	Acción Serie “A”	Porce ntaje	Firma
GBM Grupo Bursatil Mexicano, S.A. de C.V. Casa de Bolsa	Iñigo González de Cosío Corredor, Ignacío Morales De Velasco	78,464,340	1.6181%
Banco Nacional de México, S.A. Integrante del Grupo Financiero Banamex	Humberto Real, Ismael Gutiérrez, Juan Merlos, Ricardo Velásquez, Alfonso Ramos, Ana Maria Mireles, Ana Paula Suárez, Ángel Hernández, Francisco Kenneth, Cecilia Del Castillo, Claudia Medina, Eduardo Estrada, Ernesto Rosales, Stephaan Peeters, Luis Felipe Vallarino, Manuel Zapata, Omar Savedra, Omar Yadid, Rafael Pablo Urqula, Tarik Ramírez, Juan Manuel Márquez, Esteban Polidura, Lidia Padilla y Alan Thomas Maclas.	30,057,544	0.6198%

2

Intermediación	Nombre del Representante	Acción Serie “A”	Porce ntaje	Firma
GBM Grupo Bursatil Mexicano, S.A. de C.V.	Sagrario Sánchez Colorado., Rafael Rodríguez Sánchez, Héctor Román Peña	23,252,092	0.4795%

Scotia Inverlat Casa de Bolsa	Ana Gabriela Ocejo, Jorge Gutiérrez, Claudia Canchola, Maria José García, Marco Antonio Reyes.	21,082,435	0.4348%

Casa de Bolsa BBV Bancomer, S.A.	Juan Carlos Mateos Duran De Huerta, José Alberto Galván López, Rodrigo G. Jiménez Santos, Carlos Pérez, Alonso Egula, Elizabeth Barrera Aguilar, José Ángel Montaño Gutiérrez, Gustavo Téran Durazo, Wolfgang H. Rohda Rolón	16,924,146	0.3490%

BBVA Bancomer, S.A. Institución de Banca Múltiple	Juan Carlos Mateos Duran De Huerta, Jose Alberto Galván López, Rodrigo G. Jiménez Santos, Carlos Pérez, Alonso Egula, Elizabeth Barrera Aguilar, José Ángel Montaño Gutiérrez, Gustavo Téran Durazo, Wolfgang H. Rohda Rolón	16,240,212	0.3349%

3

Intermediación	Nombre del Representante	Acción Serie “A”	Porce ntaje	Firma
Nacional Financiera, S.N.C.	Mauricio Iracheta Cabal	7,229,094	0.1491%

GBM Grupo Bursatil Mexicano, S.A. de C.V.	Othón Frías Calderón, Sagrario Sánchez Colorado, Rafael Rodríguez	1,325,332	0.0273%

Banco Inbursa, S.A.	Alfonso Salazar Herrera	1,003,000	0.0207%

BBVA Bancomer, S.A. Institución de Banca Múltiple	Juan Carlos Mateos Duran De Huerta, Jose Alberto Galván López, Rodrigo G. Jiménez Santos, Carlos Pérez, Alonso Egula, Elizabeth Barrera Aguilar, José Ángel Montaño Gutiérrez, Gustavo Téran Durazo, Wolfgang H. Rohda Rolón	926,000	0.0191%

Banco Nacional de México, S.A.	Iñigo González de Cosío Corredor, Ignacio Morales De Velasco	808,462	0.0167%

4

Intermediación	Nombre del Representante	Acción Serie “A”	Porce ntaje	Firma
Acciones y Valores, S.A. de C.V.	Juan Marlos Estrada, Eduardo Estrada López, Francisco Kenneth Gortari Ochoa Ana Ma. Mireles Torres	3,100	0.001%

Acciones y Valores, S.A. de C.V.	Juan Manuel Márquez Anaya	1,000	0.000%

5

Los suscritos designados Escrutadores para esta Asamblea, hacen constar:

Que se encontraban representadas el 90.6583% de las acciones de la Series “A”, que integran el capital social de TV Azteca, S.A. DE C.V.

México, D.F., a 30 de abril de 2003.

/s/ Othón Frias Calderón	/s/ Sagrario Sánchez Colorado
Othón Frías Calderón	Sagrario Sánchez Colorado

6

CORPORATE BYLAWS OF TV AZTECA, S.A. DE C.V.

NAME

FIRST. The company shall be called “TV AZTECA”, and this name shall always be followed by the words “SOCIEDAD ANONIMA DE CAPITAL VARIABLE” or their abbreviation, “S.A. de C.V.”

DOMICILE

SECOND. The domicile of the corporation is Mexico, D.F., but it may establish branches or offices and choose domiciles in any other place within the Mexican Republic or abroad, without changing its corporate domicile.

DURATION

THIRD. The duration of the company shall be ninety-nine years, beginning on the date of registration of its incorporation document in the Public Register of Property and Commerce.

CORPORATE PURPOSE

FOURTH. The purpose of the company shall be

1.- To promote, incorporate, organize, exploit and participate in the capital stock and patrimony of all kinds of mercantile companies, partnerships, associations or industrial, trading, services or any other companies, both domestic and foreign, as well as to participate in the administration or liquidation thereof.

2.- To receive from other companies and individuals, as well as to provide those companies in which it is a partner or shareholder or other companies, all such services which are necessary for the attainment of their purposes, such as legal, administrative, financial, treasury, audit and marketing services, preparation of balance sheets and budgets, preparation of programs and manuals; analysis of business results, evaluation of information on productivity and possible financing, and preparation of analyses on the availability of funds, among others.

3.- To acquire shares, interests or participations in other mercantile companies or partnerships, whether participating in their incorporation or acquiring shares or participations in those already incorporated, as well as to dispose of and negotiate with such shares or participations and all kinds of credit instruments permitted by the law.

4.- To render, contract and receive all kinds of technical, consultancy, training and advisory services and to enter into contracts or agreements for the attainment of these purposes.

5.- To enter into all kinds of agreements with the federal government or any local governments or with public or private bodies, individuals or legal entities, whether domestic or foreign.

6.- To issue, subscribe, accept, endorse and guarantee credit instruments, securities, loans and other documents permitted by the law.

7.- To acquire, dispose of, lease, sublease and grant the use, enjoyment, availability or, in general, the exploitation of all kinds of real or personal property, including their parts or accessories.

8.- To provide or receive all kinds of technical and professional assistance or services.

9.- To carry out, supervise or hire on its own account or on account of third parties, all kinds of constructions, real estate, developments, buildings or facilities for offices or for the establishment of trading, industrial, sports and tourist companies, as well as for housing.

10.- To obtain and grant all kinds of loans, granting and receiving specific guarantees, to issue debentures and promissory notes, to accept, draw, endorse or guarantee all kinds of credit instruments and other documents covering creditors rights and to grant bonds or guarantees of any class, with respect to obligations undertaken or to the instruments issued or accepted by third parties.

11.- To register, purchase, lease, assign, renew, evidence the use and dispose of trademarks, patents, invention certificates, trade names, industrial drawings, trade notices, model registries, copyrights, inventions and processes and all other industrial and intellectual property rights.

12.- To acquire or lease all kinds of real or personal property, as well as real or personal rights thereon which are necessary or convenient for its corporate purpose or for the business of the mercantile companies or partnerships, associations and institutions where the company has any interest or participation.

13.- To establish, lease, operate and own plants, factories, workshops, warehouses, facilities, offices and agencies, as well as training or consultancy institutes and schools in Mexico or abroad, upon the terms of the applicable legislation.

14.- To act as agent, broker, dealer or intermediary and accept the representation of all kind of negotiations.

15.- To grant guarantees in any manner permitted by the law in connection with obligations undertaken by the company or by third parties.

16.- In general, to perform all kinds of trade acts and enter into all kinds of contracts and agreements, as well as operations of any nature which are convenient for the attainment of the above purposes, upon the terms of the law.

NATIONALITY

FIFTH. The corporation shall be Mexican. With the exception provided in Chapter Two, Title Five of the Foreign Investment Law and in Article Sixth hereof, no foreign person, natural or legal, may have any corporate participation or be the owner of shares of the corporation.

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If for some reason, any of the persons referenced above, by some circumstance shall come to have a corporate participation or to be the owner of one or more shares, thereby violating the provisions of the foregoing paragraph, it is hereby agreed that said acquisition shall be null and, therefore, the corporate participation in question and the certificates that represent said participation shall be canceled and without value, and the capital stock shall be reduced in an amount equal to the value of the shares that were canceled.

CAPITAL STOCK AND SHARES

SIXTH. The capital stock is variable. The minimum fixed capital that may not be withdrawn shall be the amount of $1,626,612,147. (ONE THOUSAND SIX HUNDRED TWENTY SIX MILLION SIX HUNDRED TWELVE THOUSAND ONE HUNDRED FORTY-SEVEN PESOS 001100), represented by common, ordinary Series “A” shares, and limited-vote Series “D-A”, “D-L” and “L” shares, none of which have a face value. The variable portion shall be unlimited and shall be represented by shares having the same characteristics.

a) Series “A”, which shall consist of common, ordinary shares with full voting rights, without face value and that shall represent, at all times, the majority of the capital stock, and up to 51 % of the capital stock.

Series “A” shares may only be subscribed or acquired by:

1. Natural persons of Mexican nationality;

2. Mexican corporations whose corporate statutes contain a clause excluding foreigners such that only Mexican natural persons and Mexican corporations whose bylaws, in turn, contain an exclusion clause against foreigners may be shareholders;

3. Mexican loan institutions acting as trustees, in trusts in which the beneficiaries are Mexican natural persons and/or corporations of those listed in points (1) and (2) above or in trusts in which the beneficiaries are foreign natural persons and/or Mexican corporations with an admission clause for foreigners, provided that applicable legal provisions with respect to foreign investment are complied with;

4. Mexican loan, pledge, and insurance institutions, financial agency institutions and Mexican investment corporations with a clause excluding foreigners;

5. Trusts for share assignment funds and retirement plans for Mexican employees and workers; and

The corporation shall in no case directly admit as holders of Series “A” shares foreign investors or Mexican corporations without a clause excluding foreigners. In the event that said investors or corporations should directly acquire Series “A” shares, the corporation shall not acknowledge any right whatsoever on their part as shareholders.

b) Series “D-A”, which shall consist of limited-vote shares as mentioned in Article 113 of the General Law of Commercial Corporations, which shall enjoy a preferred dividend of 5% over the hypothetical value of each share, which hypothetical value shall be

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understood to be the quotient obtained by dividing the paid capital stock by the total number of paid shares of the corporation. Series “D-A” shares shall have the right to vote in the following cases: (i) extension of the duration of the Corporation, (ii) early dissolution of the Corporation, (iii) change in purpose of the Corporation, (iv) change in nationality of the Corporation, (v) transformation of the Corporation and (vi) merger with another Corporation.

Series “D-A” shares shall be exchanged for common and ordinary Series “A” shares, without face value and representative of the fixed minimum capital stock, 10 years after the establishment of the trust for the issuance of Non-Amortizable Ordinary Share Certificates, where the Series “D-A” shares are deposited.

Series “D-A” shares may represent more than 24.5% of the capital stock, but they may not, for any reason, represent more than 25% of the capital stock.

Series “D-A” shares may only be subscribed or acquired by:

1. Mexican natural persons;

2. Mexican corporations whose corporate bylaws contain a clause excluding foreigners stating that only Mexican natural persons and Mexican corporations whose corporate bylaws contain, in turn, a clause excluding foreigners, may be shareholders;

3. Mexican credit institutions acting as trustees, in trusts in which the beneficiaries are Mexican natural persons and/or corporations of those referred to in points 1 (one) and 2 (two) above, or in trusts in which the beneficiaries are foreign natural persons and/or Mexican corporations with a clause admitting foreigners, provided that applicable legal provisions with respect to foreign investment are met.

4. Mexican credit, guaranty or insurance institutions, financial agency companies, and Mexican investment corporations with a clause excluding foreigners; and

5. Trusts for share assignment funds and retirement plans for Mexican employees and workers.

The corporation shall in no case directly admit as holders of Series “D-A” shares foreign investors or Mexican corporations without a clause excluding foreigners. In the event that said investors or corporations should directly acquire Series “D-A” shares, the corporation shall not acknowledge any right whatsoever on their part as shareholders.

c) Series “D-L”, which shall consist of limited-vote shares as mentioned in Article 113 of the General Law of Commercial Corporations, which shall be of free subscription and shall enjoy a preferred dividend of 5% over the hypothetical value of each share, which hypothetical value shall be understood to be the quotient obtained by dividing the paid capital stock by the total number of paid shares of the corporation.

Series “D-L” shares may represent more than 24.5% of the capital stock, but they may not, for any reason, represent more than 25% of the capital stock.

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Series “D-L” shares shall have the right to vote in the following cases: (i) extension of the duration of the Corporation, (ii) early dissolution of the Corporation, (iii) change in purpose of the Corporation, (iv) change in nationality of the Corporation, (v) transformation of the Corporation and (vi) merger with another Corporation.

Series “D-L” shares shall be exchanged for Series “L” shares, without face value and representative of the fixed minimum capital stock, 10 years after the establishment of the trust for the issuance of Non-Amortizable Ordinary Share Certificates, where the shares are deposited.

Series “D-L” shares shall be considered to be a neutral investment and shall not be calculated for the purposes of determining the amount and proportion of participation of foreign investors in the capital of the corporation, pursuant to the provisions of the Foreign Investment Law.

d) Series “L” shares shall be issued pursuant to the provisions of section Il of article 14-bis of the Securities Market Law, and shall have restricted voting rights; they shall not, for any reason, represent more than 24.5% of the capital stock.

The Series “L” shares shall have the right to vote in the following cases: (i) transformation of the Corporation, (ii) merger of the Corporation when it is the company merged, and (iii) cancellation of the registration of the Series “L” shares in the National Register of Securities and Intermediaries and in the stock exchanges where these are listed. Said issuance has been duly authorized by the National Banking and Securities Commission.

The Series “L” shares shall be freely subscribed and may be acquired by any natural or legal person, national or foreign, provided that applicable legal provisions with respect to foreign investment are met.

Series “L” shares shall be considered to be a neutral investment and shall not be calculated for the purpose of determining the amount and proportion of participation of foreign investors in the capital of the corporation, pursuant to the provisions of the Law of Foreign Investment.

ISSUANCE OF SHARES FOR PUBLIC OFFERING

SEVENTH. The corporation may issue unsubscribed shares of any series or class that make up the capital stock, which shall be kept in the treasury of the corporation to be delivered as they are subscribed.

Likewise, with prior express authorization from the National Banking and Securities Commission, the corporation may issue unsubscribed shares for public placement, provided that they are held in the custody of a securities deposit institution and that the conditions with respect to the same contemplated in article 81 of the Securities Market Law are met.

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In the extraordinary shareholders’ meeting in which the issuance of unsubscribed shares is declared, the right of preference mentioned in article 132 of the General Law of Commercial Companies shall be expressly waived.

There being a quorum in accordance with the terms of the corporate bylaws, the agreement that is reached shall have full effect, applying to those shareholders that have not attended the meeting, whereby the corporation shall be free to place shares with the public, without the publication referred to in the article mentioned in the foregoing paragraph. When a minority representing at least twenty-five percent (25%) of the paid capital stock with the right to vote against the issuance of unsubscribed shares, said issuance shall not take place.

The summons to the extraordinary general meeting shall expressly state that the meeting is to take place for the purposes specified in article 81 of the Securities Market Law, and shall make special mention of the provisions of Section X of said article.

Any shareholder that votes against the resolutions during the meeting shall have the right to demand that the corporation place its shares, at the same price at which the shares from the issuance are being offered to the public. The corporation shall be obligated to first place the shares belonging to the shareholders not in agreement.

SHAREHOLDERS’ RIGHTS

EIGHTH. Within their respective series and classes, each share shall confer the same rights and obligations to its holder, with the exception of the right of withdrawal that the holders of representative shares of the variable portion of the capital stock shall have. Each share shall confer the right to one vote in shareholders’ meetings, pursuant to the voting rights that each Series and Subseries of shares confers to its holder.

ACQUISITION OF SHARES OF THE CORPORATION

NINTH. The corporation may acquire representative shares of its capital stock through the stock market in which they are traded and which enjoys the corresponding concession in accordance with the Securities Market Law, at the current market price. Without been applicable article 134 of the General Law of Commercial Corporations. The acquisition of own shares will be against the accounting capital as long as such shares remain property of the issuer, in its case, or to the capital stock in the event that it is resolved to convert them into treasury shares, in which case, no resolution from the Shareholders Meeting will be required.

The ordinary general meeting of shareholders shall specify, for each fiscal year, the amount of capital stock that may be allocated to the purchase of shares of the corporation, as well as the amount of the reserve for the acquisition of shares of the corporation. The amount allocated for the acquisition of shares of the company shall in no case exceed the net profits of the corporation.

Upon the purchase of shares of the company, the capital stock shall be reduced, on the date of acquisition, by an amount equal to the hypothetical value of the repurchased shares (said hypothetical value shall be understood to be the quotient obtained by dividing the paid capital stock by the number of released shares of the corporation); the difference between the

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hypothetical value of the shares and the market price at which they are acquired shall be charged to the reserve for acquisition of shares of the company. In the event that the shares of the company are purchased at a price lower than their hypothetical value, the capital stock shall be reduced by an amount equivalent to the hypothetical value of the shares purchased. The corporation shall hold the acquired shares in its treasury.

The treasury shares may be placed with the public and their product applied to an increase in the capital stock in an amount equivalent to the hypothetical value of the shares of the company; in the event of a discrepancy between the hypothetical value and the price at which the shares are placed, this shall be applied toward re-establishment of the reserve for the acquisition of shares of the corporation. The earnings generated by the difference between the product of the placement of the treasury shares and the price at which these are acquired in the market shall be registered in the account for the premium for subscription of shares.

As long as such shares are property of the issuer, they may not be represented at any Shareholders Meeting of any type.

Decreases and increases in the capital stock arising from the purchase and placement of shares of the corporation shall not require a resolution by the shareholders’ assembly nor by the Board of Directors.

REGISTER OF SHAREHOLDERS

TENTH. The corporation shall have a register of nominative shares, pursuant to articles 128 and 129 of the General Law of Commercial Corporations. The register shall be maintained by either the secretary of the Board of Directors, a securities deposit institution, a credit institution or by a person specified by the Board of Directors, who shall act on behalf of the corporation as a registering agent.

The register of nominative shares shall remain closed during the periods from the business day prior to the holding of any shareholders’ meeting up to and including the date said meeting takes place. During such periods there shall be no inscriptions in the book.

The corporation shall consider anyone who appears inscribed in the register of nominative shares to be a legitimate shareholder.

SUBSIDIARIES PROHIBITED FROM ACQUIRING SHARES

ELEVENTH. Corporations of which this corporation is the majority shareholder or participant shall not directly or indirectly acquire representative shares of the capital stock of this corporation or of any other corporation that is a majority shareholder of this corporation or that, without it being such, is known to them to be a shareholder in any percentage, except where such corporations acquire shares of this corporation to comply with options or sales plans granted or designed, or that may be granted or designed, for the benefit of employees or functionaries of said corporations or of this corporation.

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INCREASES IN CAPITAL STOCK

TWELFTH. With the exception of increases in capital stock arising from the placement of treasury shares referred to in article Ninth above, increases in the capital stock shall be carried out by resolution of the ordinary or extraordinary shareholders’ meeting, as the case may be, pursuant to the rules contemplated in this article.

Increases in the minimum fixed portion of the capital stock that may not be withdrawn, except those arising from the placement of shares of the corporation acquired pursuant to article Ninth above, shall be carried out by resolution of the extraordinary general meeting of shareholders, with the resulting modification of these bylaws.

Increases in the variable portion of the capital stock, except those arising from the placement of shares of the corporation acquired pursuant to article Ninth above, may be carried out by resolution of the ordinary general shareholders’ meeting, as long as the corresponding minutes are formalized before a notary public, without need for the respective document to be inscribed in the Public Register of Trade.

Once the respective agreements have been reached, the shareholders’ assembly that orders the increase, or any later shareholders’ assembly, shall set the terms and conditions under which said increase shall be carried out.

The shares that are to be delivered as they are subscribed, by resolution of the assembly that declares their issuance, may be offered for subscription and payment by the Board of Directors or by the special delegate or delegates, in accordance with the powers granted to this or these by the shareholders’ meeting; in either case the rights of preference set forth in article Thirteenth below shall be observed.

Capital increases may be carried out through the capitalization of accounts of the capital mentioned in Article 116 of the General Law of Commercial Corporations or through payment in cash or in kind, or through the capitalization of liabilities. In the case of increases by capitalization of capital accounts, all of the shares shall have the right to the proportion that corresponds to them of the shares issued to cover the increase.

With the exception of increases in capital stock arising from the placement of shares of the corporation acquired by the corporation pursuant to Article Ninth hereof, all increases in capital stock shall be inscribed in the register to be maintained for such purpose by the corporation or the persons mentioned in article Tenth of these bylaws on behalf of the corporation.

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RIGHT OF PREFERENCE

THIRTEENTH. In the case of increases through cash payment, the shareholders shall have preference to subscribe the new shares that are issued or placed in circulation to represent the increase, in proportion to the number of shares that they hold within the respective Series or Class at the moment that the increase in question is decreed. This right must be exercised within the term established for such purpose by the meeting that decrees the increase, which term shall in no case be less than fifteen calendar days beginning with the date of publication of the corresponding notice in the official gazette of the corporate domicile and in one of the newspapers of the corporate domicile having a wide circulation. The right of preference referred to in this article shall not pertain to shareholders with respect to shares that are issued or held in the treasury (i) for the purpose of a merger of the corporation; (ii) for the conversion of obligations; and (iii) for the placement of shares of the corporation acquired pursuant to article Ninth of these bylaws. Likewise, in the case of a public offering pursuant to article 81 of the Securities Market Law and article Seventh of these bylaws, the shareholders shall expressly waive the aforesaid right of preference and, there being a quorum in the corresponding meeting, the agreements shall have full effect, applying also to those shareholders that did not attend the meeting.

In the event that, following the expiration of the term during which the shareholders shall exercise the right of preference granted them in this article, shares remain that have not been subscribed, these may be offered for subscription and payment, under the terms and conditions determined by the meeting that decrees the capital increase, or under the terms provided by the Board of Directors or the delegates appointed by the Meeting for such purpose, with the understanding that the price at which the shares are offered to third parties shall not be lower than that at which they were offered to the shareholders of the corporation for subscription and payment.

DECREASE IN CAPITAL STOCK

FOURTEENTH. With the exception of decreases in capital stock arising from the exercise of the right of withdrawal referred to in this article and those arising from the acquisition of shares of the corporation referred to in article Ninth above, the capital stock may be diminished by agreement of the ordinary or extraordinary shareholders’ meeting, as the case may be, pursuant to the rules contemplated in this article. Decreases in the fixed minimum portion without right of withdrawal of the capital stock shall be made by resolution of the extraordinary general shareholders’ meeting and the subsequent modification of these bylaws, in all cases pursuant to the provisions of article Ninth of the General Law of Commercial Corporations.

Decreases in the variable portion of the capital, with the exception of those arising from the exercise of the right of withdrawal and those arising from the acquisition of shares of the company referred to in article Ninth above, may be carried out by resolution of the ordinary shareholders’ assembly, as long as the corresponding minutes are formalized before a notary public, without need to inscribe the respective document in the Public Register of Trade.

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Decreases in the capital stock may be carried out to absorb losses, to reimburse shareholders or release them from payments not made, in the event that the right of withdrawal of shares of the variable portion is exercised, or as a result of the acquisition of shares of the corporation under the terms of article Ninth of these bylaws.

Capital decreases to absorb losses shall be carried out in proportion to the minimum fixed portion without right of withdrawal and the variable portion of the capital, without need to cancel shares, by virtue of the fact that these do not have a face value.

In the event that the capital stock is reduced by reimbursement to the shareholders, the reimbursement shall be carried out proportionally among these, with the understanding that the reimbursement price shall not be lower than the book value of the shares according to the last financial position statement approved by the ordinary general assembly.

Reduction of the capital stock as a result of the exercise, by a shareholder that owns representative shares of the variable portion of the capital stock, of its right to withdraw in full or in part its contribution represented by the shares that it holds, as well as to be bound to the provisions of articles two hundred twenty and two hundred twenty-two of the General Law of Commercial Corporations, shall take effect on the date of termination of the then-current fiscal year, if the notice of the decision to exercise the withdrawal right is given prior to the last quarter of said fiscal year, and on the date of termination of the fiscal year immediately following, if said notice is given later. The reimbursement of the shares that are withdrawn shall be made at the lower of the following values: (i) ninety-five percent of the quoted market value, obtained from the average of operations carried out during the thirty days on which shares of the corporation have been quoted prior to the date on which the withdrawal is to take effect, or (ii) the book value of the shares, in accordance with the financial position statement, approved by the ordinary shareholders’ assembly for the fiscal year in which the separation is to take effect.

The payment of the reimbursement shall be demandable to the corporation as of the day following the ordinary shareholders’ assembly that approves the financial position statement corresponding to the fiscal year in which the withdrawal shall take effect.

With the exception of reductions in capital stock arising from the acquisition of shares of the corporation purchased by the corporation pursuant to article Ninth of these bylaws, any reduction in the capital stock shall be inscribed in the Register to be kept for such purpose by the corporation or by the persons mentioned in article Tenth hereof, on behalf of the corporation.

AMORTIZATION OF SHARES WITH DISTRIBUTABLE PROFITS

FIFTEENTH. The extraordinary general meeting may resolve to amortize shares with distributable profits without reduction of the capital stock, in accordance with that contemplated in article 136 of the General Law of Commercial Corporations, in the case of shares that are quoted in a stock exchange, through the acquisition of shares of the corporation in the exchange in question, in accordance with the system, prices, terms and other conditions agreed for such purpose by the corresponding assembly, which may delegate such power to the Board of Directors or to special representatives.

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Amortized shares shall be null and the corresponding certificates shall be canceled.

CANCELLATION OF INSCRIPTION IN THE NATIONAL REGISTER OF

SECURITIES AND INTERMEDIARIES

SIXTEENTH. In the event of cancellation of the inscription of the representative shares of the capital of the corporation in the Securities Section of the National Register of Securities and Intermediaries, whether at the request of the corporation itself or by resolution adopted by the National Banking and Securities Commission under the Law, the shareholders having control of the corporation shall assume the obligation to make a public purchase offer, prior to the cancellation and at the higher price of the average at the close of operations during the thirty days prior to the date of the offering on which the shares were quoted, or the book value of the shares according to the latest quarterly report presented to the National Banking and Securities Commission and the Bolsa Mexicana de Valores, S.A. de C.V, prior to the offer.

To amend this article, an extraordinary general meeting of shareholders shall be required, in which the voting quorum shall be 95% (ninety-five percent) of the capital stock, and prior approval of the National Banking and Securities Commission shall be required. The majority shareholders of the corporation shall not be obligated to carry out the aforementioned public offering, if the consent of all of the shareholders to the referenced cancellation is verified.

TITLES AND CERTIFICATES

SEVENTEENTH. The final titles or the provisional certificates that represent the shares shall be nominal and may cover one or more shares, shall contain the references specified in Article 125 of the General Law of Commercial Corporations, an indication of the Series or Class to which they belong, shall contain inserted the text of article Fifth of these bylaws and shall be subscribed by two members of the Board of Directors.

The signatures of the aforementioned directors may be authentic signatures or facsimiles thereof, on the condition, in the latter case, that the original of the respective signatures be deposited with the Public Register of Trade of the corporate domicile. In the case of the final titles, these may be attached to numbered nominative coupons determined by the Board of Directors.

MEETINGS OF SHAREHOLDERS

EIGHTEENTH. The general meeting of shareholders is the highest governing body of the corporation. Shareholders’ meetings may be general or special. General meetings may be ordinary and extraordinary. Extraordinary meetings shall be those that are called to address any of the matters specified in Article 182 of the General Law of Commercial Corporations or to agree on the amortization of shares with distributable profits; all other meetings shall be ordinary. Special meetings shall be those that meet to address matters that could affect the rights of a particular class of shares, and shall be subject to the provisions applicable to extraordinary general meetings.

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SUMMONSES

NINETEENTH. Summonses to shareholders’ meetings shall be made by the Board of Directors, the Secretary of the Board, two directors from the same, or by the Statutory Auditor. Shareholders representing at least tenth percent of the capital stock may request in writing, at any time, that the Board of Directors or the Statutory Auditor calls a meeting of the shareholders to discuss the matters specified in their request, provided that these be matters on which these bylaws or the law confer the right to vote to the shareholders that made said request.

Any shareholder that owns an ordinary share shall have the same right in any of the cases referred to in Article 185 of the General Law of Commercial Corporations. If the summons is not issued within the fifteen days following the date of the request, a Civil or District Judge from the domicile of the corporation shall issue the same at the request of any of the interested parties, who shall show their shares for such purpose.

Summonses for ordinary and extraordinary general meetings shall be published in the official gazette of the corporate domicile or in one of the newspapers with a broad circulation in said domicile, at least fifteen days prior to the date set for the meeting. Summonses shall contain the Agenda and shall be signed by the person or persons that issue them, for which purpose, if they are issued by the Board of Directors, the signature of the Secretary or the Alternate Secretary shall suffice. The meetings may be held without a prior summons if all of the representative shares of the capital stock are fully represented at the time of voting.

Since the moment in which the Summonses for Shareholders Meeting are published, all the information and documents related to each one of the items established in the Summonses shall be at the disposal of the Shareholders immediately and free of charge.

If in a general meeting, ordinary or extraordinary, all of the shareholders are present, said meeting may make resolutions on any type of matter and even on those not contained in the respective Agenda.

INSCRIPTION OF SHAREHOLDERS AND ADMISSION CARDS FOR MEETINGS

TWENTIETH. Shareholders that are inscribed as holders of one or more shares in the Register of Nominative Shares of the corporation shall be admitted to the meeting. The Register of Nominative Shares shall be deemed closed the day before the date set for a meeting.

To participate in meetings, shareholders shall show the corresponding admission card, which shall only be issued at the request of those individuals that are inscribed as shareholders in the Register of Nominative Shares of the corporation; said request shall be filed at least twenty-four (24) hours prior to the time set for the meeting to be held, together with the deposit with the Secretary of the corporation of the certificates or titles of the corresponding shares, or the certificates or securities deposit acknowledgments to be presented together with those listed issued by depositors that have accounts in the corresponding securities deposit institution or, for a credit institution, national or foreign. Shares that are deposited so that their holders may have the right to attend meetings, shall not be returned until after the meetings are held, against delivery of the receipt that the shareholder was issued for them.

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REPRESENTATION IN THE MEETINGS

TWENTY-FIRST. Shareholders may be represented in the meetings by a person or persons that they appoint with a power of attorney signed before two witnesses, or by agents with sufficient general or special powers granted in accordance with applicable law.

Members of the Board of Directors and the Statutory Auditor may not represent shareholders in the meetings.

MINUTES

TWENTY-SECOND. The minutes of the meetings shall be prepared by the Secretary, shall be transcribed in the respective book and shall be signed by the Chairman and the Secretary, as well as by the Statutory Auditor that is present. Meetings recorded off the books shall be formalized before a Notary Public.

CHAIRMAN AND SECRETARY OF THE MEETINGS

TWENTY-THIRD. Meetings shall be moderated by the Chairman of the Board of Directors and, in his absence, by that person that the shareholders in attendance appoint by majority vote.

The duties of the Secretary shall be carried out in shareholders’ meetings by whoever holds that position on the Board of Directors and, in the absence of such person, the Alternate Secretary or that person that the shareholders in attendance appoint by majority vote. The Chairman shall appoint examiners from among the shareholders, shareholders’ representatives or invited individuals that are present, to determine whether a quorum is present and, upon request of the Chairman, to count votes.

ANNUAL MEETINGS

TWENTY-FOURTH. Ordinary general shareholders’ meetings shall be held at least once each year, in the four (4) months following the close of each fiscal year.

In addition to matters included in the Agenda, the following shall be addressed:

1. Discuss, approve or amend and make the appropriate resolution with respect to the report of the Board of Directors on the financial situation of the corporation and other accounting documents, including the report of the Statutory Auditor, pursuant to article 172 of the General Law of Commercial Corporations.

2. Review the report referred to in the general text of article One Hundred Seventy-Two of the General Law of Commercial Corporations corresponding to the fiscal year immediately preceding of the held corporation or corporations of which this corporation holds a majority of shares or corporate participation, where the value of the investment in each of these exceeds 20% (twenty percent) of capital according to the financial position statement of this corporation at the close of the corresponding fiscal year.

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3. Decide on the application of profits, where applicable.

4. Appoint the members of the Board of Directors, Secretary and its alternate, the Statutory Auditor and its alternates, and, where applicable, the members of the Executive Committee and determine their compensation.

5. Hear the Audit Committees Report corresponding to the previous fiscal year of the company.

The extraordinary meeting shall meet when called to address any of the matters within its jurisdiction.

ATTENDANCE QUORUM FOR ORDINARY MEETINGS

TWENTY-FIFTH. In order that an ordinary shareholders’ meeting be deemed to be legally convoked on a first summons, at least fifty percent of the shares with the right to vote shall be represented therein, and its resolutions shall be binding when they pass with a majority of votes of the shares represented in said Meeting. In the case of a second or later summons, ordinary shareholders’ meetings may be validly held with whatever number of shares with the right to vote is present, and its resolutions shall be binding when passed by a majority of votes of the shares represented therein.

The holders of shares with voting rights, even limited or restricted, that represent at least 10% of the shares represented in a Meeting, may request that the voting be postponed with respect to any issue to which they consider that they are not sufficiently informed, taking into consideration the terms and conditions set for in Section 199 of the Law of commercial Corporations.

There also, the holders of shares with voting rights, even limited or restricted, representing at least 20% of the capital stock, may judicially oppose the resolutions of the Shareholders Meetings with respect to the issued that they have the right to vote, as long as they comply with the requirements of section 101 of the Commercial Corporations Law, being also applicable section 202 of such law.

ATTENDANCE QUORUM FOR EXTRAORDINARY MEETINGS

TWENTY-SIXTH. In order that an Extraordinary General Meeting of Shareholders called to address matters on which series “D-A”, “D-L” and/or “L” shares do not have the right to vote may be deemed to be legally convoked on a first summons, at least seventy-five percent (75%) of Series “A” shares of the corporation shall be represented therein, and its resolutions shall be valid when passed by a favorable vote of shares representing at least fifty percent (50%) plus one of the Series “A” shares of the corporation. In the event of a second or later summons, Extraordinary General Meetings of Shareholders called to address matters on which series “D-A”, “D-L” and/or “L” shares do not have the right to vote may be validly held if at least fifty percent (50%) of the entirety of the Series “A” shares of the corporation are represented therein, and their resolutions shall be valid if passed by a favorable vote of shares representing at least fifty percent (50%) plus one of the entirety of Series “A” shares.

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In order for an Extraordinary General Shareholders’ Meeting called to address matters on which series “D-A”, “D-L” and/or “L” shares have the right to vote to be deemed to be legally convoked on a first summons, at least a majority of Series “A” shares of the corporation and seventy-five percent (75%) of the entirety of the shares that comprise the capital stock shall be represented therein, and its resolutions shall be valid when passed by a majority of the shares present. In the event of a second or later summons, Extraordinary General Meetings of Shareholders called to address matters on which series “D-A”, “D-L” and/or “L” shares have the right to vote may be validly held if at least a majority of the Series “A” shares of the corporation and fifty percent (50%) of the entirety of the shares that comprise the capital stock are represented therein, and their resolutions shall be valid if passed by a majority of the shares present.

When Series “D-A”, “D-L” and, where applicable, “L” shareholders are called to a Special Meeting to decide on the selection and removal of the Board Members, and Statutory Auditor, in its case, appointed pursuant to Clauses 29° and 34 respectively of these Bylaws, the Meeting shall be considered to be legally assembled and its resolutions shall be valid when they are adopted by a simple majority of the series “D-A”, “D-L” and, where applicable, “L” shareholders in attendance.

When Series “D-A”, “D-L” and, where applicable, “L” shareholders are called to address any other matter, including the withdrawal of said shares or, where applicable, of the securities that represent them, from the Bolsa Mexicana de Valores, S.A. de C.V. or any other foreign stock exchange, their cancellation in the National Register of Securities and Intermediaries, the Meeting, they shall be considered to be legally assembled when they are represented by at least 75% and 50%, for first and subsequent summonses, respectively, of said shares and their resolutions shall be valid when taken by at least 95% of the shares corresponding to each series.

The holders of shares with voting rights, even limited or restricted, that represent at least 10% of the shares represented in a Meeting, may request that the voting be postponed with respect to any issue to which they consider that they are not sufficiently informed, taking in to consideration the terms and conditions set for in Section 199 of the Law of commercial Corporations.

There also, the holders of shares with voting rights, even limited or restricted, representing at least 20% of the capital stock, may judicially oppose the resolutions of the Shareholders Meetings with respect to the issued that they have the right to vote, as long as they comply with the requirements of section 101 of the Law of Commercial Corporations, being also applicable section 202 of such law.

ADMINISTRATION OF THE CORPORATION

TWENTY-SEVENTH. The management of the Company will be entrusted to a Board of Directors integrated by a minimum of 5 and the maximum of 20 Directors, of which at least 25% shall be independent and at least 75% shall be appointed by holders of Series “A” shares.

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In the appointment of the Directors at all times the dispositions of these article should be observed, with respect to the character of the people that would form part of the Board of Directors.

An Independent Director is considered a person with ample experience, capacity and professional prestige and that, in addition, is not in any of the following situations at the moment of their appointment: (i) an employee or manager of the company, included those persons that had occupied such positions in the previous year. (ii) without being employee or director and/or being a shareholder of the Company, has power or control over the directors of the company; (iii) being advisor or partner or employee of a consulting or advisor firm of the Company or its affiliates, and their income depends significantly of the contractual relationship with the Company (a significant income is the one that represents 10% of the income of the adviser or of the firms); (iv) is a significant client, supplier, borrower or lender, or partner or employee of a firm under such terms, of the Company that is an client, supplier, debtor or lender (a client or supplier is important when the sales of or to the Company represent more than 10% of the total sales of the client or of the supplier respectively, as well as if when the amount of the loan is higher than 15% of the assets of the Company or of the other party); (v) be an employee of a foundation, university, civil association or civil company that receive important donations of the Company (an important donation shall be the one that represent more than 15% of the total of the donations received by the corresponding institution); (vi) be General Manager or high level officer, of a Company in which the General Manager or high level officer participates in the Board of Directors; and (vii) be a relative (up to third grade) or spouse of any of the persons mentioned in items (i) and (ii) above, or be its relatives up to first grade or spouse of any of the persons mentioned in items (iii) to (vi) above. Any Director that is in any of the provisions above mentioned shall be considered as a Related Director.

Independent directors as well as Related directors may be considered as Economic Directors, who are directors, or their legal representatives, appointed for their significant participation in the capital stock of the Company (that is, directly or indirectly owners of at least 2% of the capital stock of the Company).

MEMBERS OF THE BOARD OF DIRECTORS

TWENTY-EIGHTH. The members of the Board of Directors shall endure in their charges one year but shall continue in their charges until the persons appointed to act instead of them starts performing such charge; they might be reelected and will receive the emoluments previously approved by the general ordinary shareholders meeting.

The Company may have one or more Committees formed by three members of the Board of Directors of the Company, that will act as a professional body, in the understanding that, of said three members two of them shall be Independent Directors.

The members of the Committee shall endure in its charge by one year, unless they are removed from their charges before by the Board of Directors, but in such event they shall continue in its charge, until the person appointed to act instead starts acting in the corresponding charge; might be reelected and will receive the emoluments determined by the General Ordinary shareholders meeting.

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The meetings of the Committees will be held as approved by the general ordinary meeting of shareholders, when they are called by the Board of Directors, or by the Chairman of the Committee or by 2 of its members. The calls for the meetings of the Committees shall be done by written and sent to each one of the members of the corresponding Committee, with at least five days prior to the date of the corresponding meeting in first call and with at least one day prior to the date of the corresponding meeting in second or subsequent calls to the domicile of each one of the members registered in the Company or to the places that such members of the Committee have stated for such purposes.

The calls shall specify the date, hour and place of the meeting, the Agenda and shall be signed by the member or members of the corresponding Committee that is calling. A call will not be needed in the event that all the members of the corresponding Committee are gathered in the corresponding meeting. The Statutory Auditor or Auditors shall be called in the same terms set for in these clause to all the Meetings of the different Committees as guest with right of voice but without able.

The resolutions adopted in a meeting of the Committee will be valid: (i) in the first call, with the favorable vote of the majority of the members; (ii) in second call by unanimity and, in case of a tie, the chairman of the Committee shall have the deciding vote; and (iii) in third call, by the number of the members of the corresponding Committee that attend.

Of each meeting of the Committee, the corresponding minutes shall be evidenced in the minutes book of meetings of the corresponding committee, and the minutes shall be signed by the president of the meeting and by the appointed secretary for such meeting.

Committees may take resolutions without a formal meeting, provided that all resolutions are ratified in writing by all members of the corresponding Committee.

The Committees shall have the faculties approved by the Board of Directors submitted to the legal provisions in force and to the following paragraph.

The Committees shall not perform activities reserved by law or by these by-laws to the shareholder’s meetings or the Board of Directors and shall not, delegate all their faculties to a third party, but may appoint persons to perform their resolutions; otherwise the Chairman as well as the Secretary of the corresponding Committee shall be authorized to perform resolutions.

The Company shall have the following Committees:

(i) Compensation Committee, which will review an make recommendations to the Board of Directors with respect to the compensations (including incentives and bonuses) of the officers of the company;

(ii) Audit Committee, they will have, among others, the following functions: render an opinion on related parties transactions, propose the hiring of independent specialists in the event it so considers, so they can express their opinion with respect to the transactions referred to in section 15 of Clause 31 of these Bylaws, as well as the activities and independence of the External Auditors and the activities of the internal audit team; the committee will meet in presence of the External Auditor of the Company;

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(iii) Investment Committee, that will review any important capital investment out of the ordinary course of business or not included in the annual budget, as well as review business opportunities and risks; and

(iv) Related Party Transactions Committee, that will review any important transaction with any related party of the company or its major shareholders.

The Committees shall inform on time, by its Chairman, and at least each year to the Board of Directors of the resolutions adopted or when material acts or facts to the company are carried out.

OFFICERS OF THE BOARD OF DIRECTORS

TWENTY-NINTH. The Chairman and the Secretary of the Board of Directors shall be appointed by the Series “A” shareholders of the Corporation; otherwise, the Board of Directors in its first meeting after the meeting that has appointed them has finished, shall appoint among its members the Chairman and shall also appoint the Secretary, who may or may not be member of the Board of Directors. The Board of Directors shall appoint the persons that shall perform the other charges that will be created for the best development of its functions. The non-attendance, temporal or permanent, of the Chairman shall be substituted by one of the Vice-presidents in accordance with their appointment, if any, if not, by any of the Directors; the temporary or permanent absence of the Secretary shall be substituted by the person appointed for such purposes by the Board of Directors.

In the first meeting of the Board of Directors, and once the Secretary is appointed, who may or may not be member of the Board, the Secretary shall supply the Directors appointed by first time an introduction of their new responsibilities. At least, the Secretary shall supply information regarding the company, its financial status and operative development, as well as the obligations, responsibilities and faculties implied as member of the Board.

The holders of shares with limited voting rights different from those set for in article 130 of the Law of Commercial Corporations or with limited voting rights referred to in such section, representing at least 10% of capital stock in one or both series of Shares, will have the right to appoint at least one Director and his respective alternate, in its case; if there is no appointment, the holders of such shares will have the right to appoint at least 2 Directors and their alternates in which case the appointments, substitutions and removal of directors will be approved in a Special Shareholders Meeting.

The appointment of Director as made by the Shareholders referred to in the previous paragraph may only be revoke when the rest of the appointments are revoked.

All members of the Board of Directors shall have the following obligations and shall abide by the following principles: (i) inform the Chairman and the Secretary of the Board of Directors of any situation by which a conflict of interest may arise and shall refrain from participating in the corresponding resolutions; (ii) use the assets or services of the company only for the fulfillment of the social purpose and define clear politics when the assets of services of the company are used for personal purposes; (iii) dedicate to its charge the necessary time and

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attention, attending at least to 75% of the meetings; (iv) to maintain as confidential all information that may affect the operations of the company, as well as all the resolutions adopted by the Board of Directors; (v) maintain each other informed of all the material matters to the Company; (vi) support the Board of Directors with opinions, recommendations and guidance deriving from the analysis of the performance of the Company, so that the decisions adopted by the Company are duly supported on professional opinions of qualified persons that have an ample and independent opinion with respect to the operations of the Company.

The Directors will be liable regarding the resolutions adopted in connection with the issues referred to in point 15 of clause 31 of these Bylaws, except for the event set for in article 159 of the Law of Commercial Corporations.

The members of the Board of Directors shall be compensated by the Company in the event that they incur in a responsibility, without fault, deceit or negligence as a result of the performance of their corresponding charges.

The chairman of the Board of Directors shall chair the shareholders meetings and the meetings and the meetings of the Board of Directors; in its absence the meetings shall be chaired by one of the Directors appointed by the other persons that attend the meeting by majority of votes; shall fulfill and perform the resolutions of the shareholders meetings and of the meetings of the Board of Directors without the need of any special resolution.

The copies or certificates of the minutes of the Board of Director’s meeting and of the shareholder’s meetings, as well as the entries of the corporate books and social registries not accounting and in general; any document of the files of the Company, might be authorized and certified by the Secretary who shall be the permanent delegate to attend before the Public Notary of his choice to notarize the minutes of the meetings of the Board of Directors and of the shareholders; as well as to grant powers of attorney that the Board of Directors grant.

Likewise, the Secretary shall be entrusted to draft and allocate in the corresponding books the minutes of the shareholder’s meetings and of the Board of Director’s meetings, as well as to issue restated and certifications of such minutes and of the appointments signatures and faculties of the officers of the company.

The Board of Directors shall be held at least four times during each social year to resolve any issue of its competition, and at least once a year to define, review and approve the strategy of medium and long term of the Company; as well as the budget of the Company for the following year.

The material information for the adoption of resolutions in accordance with the agenda mentioned in the calls for the Board of Director’s meetings shall be available for the Board of Director’s meetings shall be available for the Board of Director’s meeting with at least five prior days to the date of the corresponding meeting.

The annual report prepared by the Board of Directors to the Shareholder’s meeting shall mention the names of the Directors with their characteristics of: (i) Independent Directors and (ii) Economic Directors, indicating in this last case whether they are Related Directors or Independent Directors. The annual report shall indicate the titles of each Director as of the date of the report.

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The annual report prepared by the Board of Directors to the shareholder’s meeting shall establish the names of the Board of Directors that are classified as: (i) the development of the best corporative practices of the company during the corresponding social year; (ii) relevant aspects of the activities of each Committee and the names of its members; and (iii) a professional brochure of the statutory auditor of the Company.

QUORUM FOR BOARD MEETINGS

THIRTIETH. In order for sessions of the Board of Directors to be valid, the attendance of a majority of their members shall be required, provided that a majority of the members appointed by the Series “A” shareholders of the Corporation attend said session, and their resolutions shall be valid when passed by a majority of votes of the members in attendance; in the event of a tie, the Chairman of the Board shall have the deciding vote. A resolution of the Board of Directors shall be required to determine the manner in which the voting rights corresponding to shares owned by the corporation, and shares issued by corporations of which a majority of shares are owned by this corporation, shall be exercised, whether in an ordinary or extraordinary shareholders’ meeting. The latter power shall exclusively pertain to the Board of Directors or the ordinary shareholders meeting.

Sessions shall be held at the domicile of the corporation or, except in the case of an event of force majeure, in any other place that the Board of Directors deems convenient, but always within the national territory.

The Statutory Auditor or Auditors shall be called to all of the meetings of the Board of Directors with speaking rights, but no voting rights in terms of the following paragraph.

The Chairman of the Board, at least 25% of the Directors or the Statutory Auditor of the company may call a meeting.

The Summonses for the sessions of the Board of Directors shall be sent by mail, fax, telegram or courier to the members of the Board of Directors at least five days prior to the date of the meeting.

Resolutions adopted outside of sessions of the board by unanimity of its members shall have the same validity as if they had been adopted in a board meeting, provided that they be confirmed in writing, pursuant to article 143 of the General Law of Commercial Corporations.

The minutes corresponding to the sessions of the Board of Directors shall be authorized by the parties that functioned as Chairman and Secretary for the corresponding session and shall be registered in the book of board meetings that the corporation shall maintain for such purpose.

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POWERS OF THE BOARD OF DIRECTORS

THIRTY-FIRST. The Board of Directors is the legal representative of the corporation and, as a result, shall be invested with and shall have the following powers and obligations:

1. To exercise the power of the corporation in suits and collections that is granted with all the general and special powers that require a special clause according to Law, which are conferred upon it without limitation, pursuant to the first paragraph of Article 2554 of the Civil Code for the Federal District and the corresponding articles of the Civil Codes of all of the States of the Republic; the Board of Directors shall be, as a result, empowered, descriptively but without limitation, to: desist from actions that it shall attempt, even in amparo proceedings, defense actions; settle; submit to arbitration; articulate and absolve positions; assign assets; recuse judges; receive payments; and carry out all acts expressly determined by Law, among which are included to represent the corporation before judicial and administrative, criminal, civil or other authorities, with the power to present criminal complaints and accusations, grant pardons, to act as plaintiff or coadjuvant with the Public Ministry in criminal proceedings, before work authorities and courts and before the Ministry of Foreign Relations to execute agreements with the Federal Government, in the terms of points first and fourth of Constitutional Article Twenty-Seven, its Organic Law and the Regulations thereof.

2. The power for administrative acts, in accordance with paragraph second of Article 2554 of the Civil Code for the Federal District and the corresponding articles in the Civil Codes of all of the States of the Republic; consequently it shall be empowered to freely appoint and remove the General Director and General or Special Managers and other officers, representatives, agents and employees of the corporation, specifying for them their powers, obligations, conditions of employment, compensation and guaranties that they must provide.

3. To acquire and alienate shares and participation in other corporations.

4. Power for acts of ownership according to the terms of the third paragraph of Article 2554 of the Civil Code for the Federal District and the corresponding articles of the Civil Codes of all the States of the Republic.

5. To issue, subscribe, guarantee, and in any other manner trade ail types of credit certificates in the name of the corporation and its subsidiaries, pursuant to article Ninth of the General Law of Certificates and Loan Operations and to appoint the individuals empowered to carry out said acts.

6. To open and cancel bank accounts in the name of the corporation, and to make deposits and draw against them and to authorize and appoint persons to draw against the same.

7. To call ordinary, extraordinary or special shareholders’ meetings, in all of the cases contemplated in these bylaws, or when it deems it convenient, and to set the date and hour for said meetings and to implement their resolutions.

8. To formulate internal work regulations.

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9. To appoint and remove the external auditors of the corporation.

10. To establish branches and offices of the corporation in any part of the Mexican Republic or abroad.

11. To determine the manner in which the votes corresponding to the shares owned by the corporation shall be exercised, in the extraordinary and ordinary general meetings of shareholders of corporations in which it holds a majority of shares.

12. To confer general or special powers, and to delegate any of the previously contemplated powers except that whose exercise corresponds exclusively to the Board of Directors as provided by Law or by these Bylaws, always reserving the right to exercise its powers, as well as to revoke the powers that it grants.

13. To carry out all acts authorized by these bylaws or arising from them.

14. To authorize the acquisition of share representing the capital stock of the corporation itself, as well as to designated the person or persons responsible for the acquisition and placement of such shares in terms of article 9 of these Bylaws.

15. Approve operations out of the ordinary course of business and that will be executed by the company and its Shareholders, with people that are part of the administration of the company or with which such people have patrimonial links, or in its case, are blood related or related by affinity to the second degree, the spouse or concubine; the purchase or sale of 10% or more of the assets; the granting of collateral for an amount superior to 30% of the assets, as well as transactions different from the above that represent more than 1% of the assets of the company.

EXECUTIVE COMMITTEE

THIRTY-SECOND. The corporation may have an Executive Committee comprised of members or alternates from the Board of Directors of the corporation, which like the Chairman of said Executive Committee, shall be appointed by the ordinary shareholders’ meeting, which shall form an associated delegate body of the Board. Members of the Executive Committee shall hold their positions for one year, unless they are relieved of their duties by the ordinary shareholders’ meeting, but in any event they shall remain in their positions until the individuals appointed to succeed them take possession of the same; they may be reelected and shall receive compensation to be determined by the ordinary shareholders’ meeting.

The Executive Committee shall meet when called by the Secretary or its alternate at the request of the Chairman or any two of its members, with at least five days’ advance notice; the Statutory Auditor of the corporation shall in any case be summoned. The notice shall be sent by mail, telegram, fax, messenger or any other means that ensures that the members of said Committee receive it at least five (5) days prior to the date of the meeting. The notice may be signed by the Secretary of the Board of Directors of the corporation or his Alternate, who shall act in that capacity in the Executive Committee itself.

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In order for meetings of the Executive Committee to be valid, the presence of at least the majority of its members shall be required. Resolutions of the Executive Committee shall be approved by the favorable vote of a majority of its members.

The Executive Committee shall have the powers granted to the Board of Directors under points 1, 2, 4, 5, 6 and 12 of article Thirty-First above, which powers may be restricted at any time by the ordinary shareholders’ meeting, without modification of these bylaws.

The Executive Committee shall timely report, through its Chairman or the Secretary, and at least on an annual basis, to the Board of Directors on the resolutions that it makes or when in the judgment of the Committee itself facts or acts arise that have relevance to the corporation. For each of its meetings the Executive Committee shall prepare minutes that shall be transcribed into a special book; in the minutes the attendance of Committee members and the resolutions adopted shall be recorded, and they shall be signed by those individuals acting as Chairman and Secretary.

GENERAL DIRECTOR

THIRTY-THIRD. The management of corporate business may be entrusted to a General Director, appointed by the Board of Directors, who shall enjoy the powers conferred on him by the Board within the powers set forth in article Thirty-Second of these bylaws. The General Director may or may not be a shareholder and a member of the Board of Directors, and his term shall be indefinite until the Board of Directors appoints a person to succeed him and the same takes over his duties.

STATUTORY AUDITOR

THIRTY-FOURTH. Inspection of the corporation shall be entrusted to a Statutory Auditor who shall be appointed by the ordinary shareholders’ meeting, and who may have an alternate. The Statutory Auditor and, if applicable, the alternate, do not need to be shareholders of the corporation, shall be appointed annually, may be reelected one or more times, and shall continue to discharge their duties until the meeting makes new appointments and the appointees take up their duties.

The Statutory Auditor will have the rights and duties set for in article 166 of the Commercial Corporations Law as well as all those delegated by the shareholders meeting and will received the annual emoluments set forth by such meeting.

The holders of shares with or without voting rights that represent at least 10% of the capital stock may appoint one Statutory Auditor. The appointment of Statutory Auditor made by the shareholders referred to in this paragraph may only be revoked when all the others are revoked.

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FISCAL YEAR

THIRTY-FIFTH. The fiscal year of the corporation shall be the same as the calendar year. In the event that the corporation enters liquidation or is merged, its fiscal year shall end early on the date that it enters into liquidation or is merged and all of the time that the corporation is in liquidation shall be deemed to be one fiscal year, in light of applicable tax laws.

FINANCIAL INFORMATION

THIRTY-SIXTH. Within the four months following the close of each fiscal year, the Board of Directors shall prepare at least the following financial information:

1. A report of the Board of Directors on the progress of the corporation during the fiscal year, as well as on the policies pursued by the Board and, where applicable, on major projects underway;

2. A report stating and explaining major accounting and reporting policies and criteria followed in the preparation of the financial information;

3. A statement showing the financial situation of the corporation at the date of closing of the fiscal year;

4. A statement showing, duly explained and classified, corporate income during the fiscal year;

5. A statement showing changes in the financial situation during the fiscal year;

6. A statement showing changes during the fiscal year in the categories that comprise the corporate equity; and

7. Those notes that are necessary to complete and clarify the information provided in the foregoing statements.

PROFITS

THIRTY-SEVENTH. Of the net profits of each fiscal year, in accordance with the Financial Statements, once the necessary amounts are deducted for: (i) payments or provisions related to the corresponding taxes; (ii) withholdings required by law; (iii) where applicable, amortization of losses for prior fiscal years; and (iv) payments charged to general expenses for the fiscal year that were made as compensation to the members of the Board of Directors, the Statutory Auditor and the General Director, the remainder shall be applied as follows:

1. Five percent to establish, increase or where appropriate replace the reserve fund, until said fund is equal to twenty percent of the paid capital stock.

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2. The amounts that the meeting agrees to designate to create or increase the general or special reserves, including, where applicable, the reserve for acquisition of shares of the company referred to in the Securities Market Law.

3. Of the remainder, the necessary amount shall be deducted to cover to all the shareholders, equally, the dividends that, in turn, were ordered by agreement of the meeting, with payment going first, if applicable, to the preferred dividend stipulated herein in favor of the Series “D-A” and “D-L” shares.

4. The surplus, if any, shall be at the disposition of the meeting, or of the Board of Directors if it is thus authorized by the meeting itself. The meeting or, if applicable, the Board may apply the surplus as it deems convenient for the interests of the corporation and its shareholders.

LOSSES

THIRTY-EIGHTH. Losses shall be reported by all shareholders in proportion to the number of their shares and up to the corporate assets that they represent.

DISSOLUTION

THIRTY-NINTH. The corporation shall be dissolved in any of the cases contemplated in article 229 of the General Law of Commercial Corporations.

LIQUIDATORS

FORTIETH. Once the corporation is dissolved it shall be placed in liquidation. The extraordinary shareholders’ meeting shall appoint one or more liquidators, and may name the corresponding alternates, who shall have the powers established by Law or as the shareholders’ meeting that appoints them shall determine.

LIQUIDATION PROCEDURE

FORTY-FIRST. The liquidator(s) shall implement the liquidation pursuant to the specifications that, where applicable, the meeting has determined, and if there are none of these, register of nominative shares pursuant to the following and to the provisions of the respective chapter of the General Law of Commercial Corporations:

1. It shall conclude the business in the manner that it deems the most convenient;

2. It shall cover the credits and pay the debts, alienating the assets of the corporation that it is necessary to sell for such purpose;

3. It shall calculate the final liquidation balance; and

4. Once the final liquidation balance is approved, it shall distribute the distributable liquid asset among all of its shareholders equally and in proportion to the number of the shares and their value; the Statutory Auditor shall call the shareholders’ meeting so that it may resolve any questions as to which there are discrepancies.

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The Series “D-A” and “D-L” shareholders shall be liquidated first, pursuant to article 113 of the General Law of Commercial Companies.

During the term, the shareholders’ assemblies shall meet in the manner contemplated by these bylaws, and the liquidator(s) shall discharge functions equivalent to those that correspond to the Board of Directors during the normal life of the corporation, and the Statutory Auditor shall continue to perform, with respect to the liquidator(s), the functions that it performs during the term of the corporate pact, with respect to the Board of Directors.

JURISDICTION

FORTY-SECOND. In all matters not expressly contemplated herein, the provisions of the General Law of Commercial Corporations shall govern. For the interpretation and performance of these bylaws, the shareholders, through their subscription or acquisition of the shares representing the capital stock, submit expressly to the jurisdiction of the competent courts of Mexico, Federal District, and expressly waive any other forum that might correspond to them by virtue of their present or future domiciles.

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